Exhibit 99.1


                                                           Execution Version








                              CREDIT AGREEMENT


                                 dated as of


                              November 4, 2010


                                    among


                                CON-WAY INC.,


                               as the Borrower


                           The Banks Party Hereto


                       PNC BANK, NATIONAL ASSOCIATION


                                as the Agent


                                     and
                       U.S. BANK NATIONAL ASSOCIATION,
                            as Syndication Agent
                       ______________________________

                          PNC CAPITAL MARKETS LLC
                                     and
                       U.S. BANK NATIONAL ASSOCIATION
               as Joint Lead Arrangers and Joint Book Runners
                       ______________________________

                            BANK OF AMERICA, N.A.
                                    and
                            ROYAL BANK OF CANADA
                         as Co-Documentation Agents










                              TABLE OF CONTENTS

                                                                         Page

ARTICLE 1 DEFINITIONS
     Section 1.01Definitions.......................................
     Section 1.02Accounting Terms and Determinations...............
     Section 1.03Types of Borrowings...............................

ARTICLE 2 THE CREDITS
     Section 2.01Commitments to Lend...............................
     Section 2.02Notice of Committed Borrowing.....................
     Section 2.03Intentionally Omitted.............................
     Section 2.04Notice to Banks; Funding of Loans; Additional Provisions Relating to Swingline Loans.
     Section 2.05Notes; Loan Accounts; Records.....................
     Section 2.06Maturity of Loans.................................
     Section 2.07Interest Rates....................................
     Section 2.08Fees..............................................
     Section 2.09Optional Termination or Reduction of Commitments..
     Section 2.10Method of Electing Interest Rates.................
     Section 2.11Mandatory Termination of Commitments..............
     Section 2.12Optional Payments.................................
     Section 2.13General Provisions as to Payment..................
     Section 2.14Funding Losses....................................
     Section 2.15Computation of Interest and Fees..................
     Section 2.16Letters of Credit.................................
     Section 2.17Maximum Interest Rate.............................
     Section 2.18Defaulting
Banks.................................................................33

ARTICLE 3 CONDITIONS
     Section 3.01Conditions to Effectiveness.......................
     Section 3.02Credit Extensions.................................

ARTICLE 4 REPRESENTATIONS AND WARRANTIES
     Section 4.01Corporate Existence and Power.....................
     Section 4.02Corporate and Governmental Authorization; No Contravention.
     Section 4.03Binding Effect....................................
     Section 4.04Financial Information.............................
     Section 4.05Litigation........................................
     Section 4.06Compliance with ERISA.............................
     Section 4.07Environmental Matters.............................
     Section 4.08Taxes.............................................
     Section 4.09Subsidiaries......................................
     Section 4.10Not an Investment Company; Federal Reserve Regulations.
     Section 4.11Full Disclosure...................................

ARTICLE 5 COVENANTS
     Section 5.01Information.......................................
     Section 5.02Payment of Obligations............................
     Section 5.03Maintenance of Property; Insurance................
     Section 5.04Conduct of Business and Maintenance of Existence..
     Section 5.05Compliance with Laws..............................
     Section 5.06Inspection of Property, Books and Records.........
     Section 5.07Debt..............................................
     Section 5.08Leverage Ratio....................................
     Section 5.09Negative Pledge...................................
     Section 5.10Consolidations, Mergers and Sales of Assets.......
     Section 5.11Use of Proceeds...................................
     Section 5.12Fixed Charge Coverage.............................
     Section 5.13Transactions with Third Party Affiliates..........
     Section 5.14Anti-Terrorism....................................
     Section 5.15
Acquisitions..........................................................50

ARTICLE 6 DEFAULTS
     Section 6.01Events of Default.................................
     Section 6.02Notice of Default.................................

ARTICLE 7 THE AGENT AND THE CO-AGENTS
     Section 7.01Appointment and Authorization.....................
     Section 7.02Agent and Affiliates..............................
     Section 7.03Action by Agent...................................
     Section 7.04Consultation with Experts; Delegation of Duties...
     Section 7.05Liability of Agent................................
     Section 7.06Reliance by the Agent.............................
     Section 7.07Notice of Default.................................
     Section 7.08Indemnification...................................
     Section 7.09Credit Decision...................................
     Section 7.10Successor Agent...................................
     Section 7.11Additional Agents.................................

ARTICLE 8 CHANGE IN CIRCUMSTANCES
     Section 8.01Basis for Determining Interest Rate Inadequate or Unfair.
     Section 8.02Illegality........................................
     Section 8.03Increased Cost and Reduced Return.................
     Section 8.04Taxes.............................................
     Section 8.05Base Rate Loans Substituted for Affected Fixed Rate Loans.
     Section 8.06Substitution of Banks.............................

ARTICLE 9 MISCELLANEOUS
     Section 9.01Notices...........................................
     Section 9.02No Waivers........................................
     Section 9.03Expenses; Indemnification.........................
     Section 9.04Set-Off; Sharing of Set-offs......................
     Section 9.05Amendments and Waivers............................
     Section 9.06Successors and Assigns............................
     Section 9.07Collateral........................................
     Section 9.08Governing Law; Submission to Jurisdiction.........
     Section 9.09Counterparts; Integration.........................
     Section 9.10Waiver of Jury Trial..............................
     Section 9.11Confidentiality...................................
     Section 9.12Survival..........................................
     Section 9.13Patriot Act Notice................................

     SCHEDULE 1A     Commitment Schedule
     SCHEDULE 1B     Maximum LC Commitment Schedule
     SCHEDULE 2      Pricing Schedule
     SCHEDULE 3      Notices
     SCHEDULE 5.07   List of Subsidiary Debt
     SCHEDULE 5.09   List of Existing Liens
     EXHIBIT A       Form of Note
     EXHIBIT B       Assignment and Assumption Agreement
     EXHIBIT C       Subsidiary Guaranty Agreement
     EXHIBIT D       List of Existing Letters of Credit
     EXHIBIT E       Form of New Commitment Agreement
     EXHIBIT F       Swingline Note



i








                              CREDIT AGREEMENT

     THIS AGREEMENT dated as of November 4, 2010, is by and among CON-WAY INC., a Delaware corporation, the BANKS party hereto, PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, and U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent.

                                 WITNESSETH

     WHEREAS, the Borrower has requested that the Banks provide Three Hundred Twenty Five Million Dollars ($325,000,000.00) in credit facilities for the purposes hereinafter set forth; and

     WHEREAS, the Banks have agreed to make the requested credit facilities available to the Borrower on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE

                                 DEFINITIONS

     Section . Definitions.

     The following terms, as used herein, have the following meanings:

     "Adjusted  London Interbank Offered Rate" has the meaning set  forth  in
Section 2.07(b).

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

     "Agent" means PNC, as administrative agent for the Banks, and its successors in such capacity.

     "Aggregate Usage" means, at any time, the sum of (a) the aggregate outstanding principal amount of the Loans at such time (with each outstanding Swingline Loan being deemed to be participated by each Bank on a pro rata basis) plus (b) the aggregate outstanding amount of the LC Liabilities at such time.

     "Agreement" means this Agreement, as it may be amended, modified, supplemented and extended from time to time.

     "Applicable Lending Office" means, with respect to any Bank, (a) in the case of its Base Rate Loans, its Domestic Lending Office, and (b) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "Approved Fund" means any Fund that is administered or managed by (a) a Bank, (b) an affiliate of a Bank or (c) an entity or an affiliate of an entity that administers or manages a Bank.

     "Assignee" has the meaning set forth in Section 9.06(c).

     "Assignment and Assumption Agreement" has the meaning set forth in

     Section 9.06(c).

     "Auto-Extension LC" has the meaning set forth in Section 2.16(b)(ii).

     "Bank" means each bank or other financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to
Section 9.06(c), and their respective successors and, where appropriate, shall include the Swingline Bank and each LC Issuing Bank.

     "Base Rate" means, for any day, a fluctuating rate per annum equal to the highest of (a) the Prime Rate for such day, (b) the sum of 1/2 of 1% plus the Federal Funds Open Rate for such day, and (c) the sum of 1% plus the Daily Euro-Dollar Rate for such day.

     "Base Rate Loan" means a Committed Loan which bears interest based upon the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or pursuant to Article 8.

     "Base Rate Margin" means the marginal rate per annum intended to be added to the Base Rate for purposes of calculating interest on Base Rate Loans, determined in accordance with the Pricing Schedule.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Blocked Person" means

                     (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 or is owned or controlled by, or acting for or on behalf of, any such Person;

                     (b) a Person or entity with which any Bank is prohibited from dealing or otherwise engaging in any transaction by the Patriot Act or other anti-terrorism law;

                     (c) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

                     (d) a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

                     (e) a Person or entity who is affiliated or associated with a Person or entity listed above.

       "Borrower" means Con-way Inc., a Delaware corporation, and its successors.

     "Borrowing" has the meaning set forth in Section 1.03.

     "Business Day" means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Euro-Dollar Loan, such day must also be a day on which dealings are carried on in the London interbank market.

     "Closing Date" has the meaning set forth in Section 3.01.

     "Commitment" means, as the context requires, either (a) the commitment of a Bank to extend credit to the Borrower hereunder or (b) the amount of such commitment, which is (i) with respect to any Bank listed on Schedule 1A, the amount set forth opposite the name of such Bank on Schedule 1A or
(ii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 9.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.09 or Section 2.11 or changed as a result of an assignment pursuant to
Section 9.06(c).

        "Committed   Loan"   means  a  Loan  made  by  a  Bank  pursuant   to
Section 2.01(a); provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "Consenting Bank" has the meaning set forth in Section 2.01(b).

     "Consolidated Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries including Debt incurred in connection with any Receivables Financing, whether or not included on the Borrower's consolidated balance sheet, determined on a consolidated basis as of such date, less, to the extent included in the determination of Debt of the Borrower and its
Consolidated Subsidiaries, all obligations of the Borrower and its Consolidated Subsidiaries in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

     "Consolidated EBITDA" means, for any period, the sum of, without duplication, (a) the consolidated net income before income taxes of the Borrower and its Consolidated Subsidiaries for such period plus (b) to the extent deducted in determining such consolidated net income before income taxes, the sum of (i) interest expense, (ii) depreciation and amortization,
(iii) other non-cash items (including charges associated with any write-down of goodwill pursuant to FASB ASC 350, charges associated with any write-down of assets pursuant to FASB ASC 360-10-20 and charges associated with the grant of stock options) and excluding (A) any non-cash item to the extent representing an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period and (B) ordinary accruals), (iv) losses from discontinuances, and (v) losses, charges or expenses from any extraordinary, unusual or non-recurring items, minus (c) to the extent increasing net income for such period, gains from discontinuances and any extraordinary, non-recurring or non-cash items, excluding (i) any non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period and (ii) ordinary accruals. If an acquisition or series of related acquisitions, or disposition or series of related dispositions, of property that constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common equity of a Person (each, a "Subject Transaction") shall, (1) for purposes of Section 5.12, occur during such period, and (2) for purposes of Section 5.08 and the Pricing Schedule, occur during or subsequent to such period, and on or prior to the date of any relevant calculation, in each such case, Consolidated EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation SX promulgated under the Securities Act of 1933, as amended from time to time, and any successor statute, and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer or chief accounting officer of the Borrower) using the historical financial statements of any business so acquired or disposed of pursuant to such Subject Transaction and the consolidated financial statements of the Borrower which shall be reformulated as if such Subject Transaction had been consummated at the beginning of such period.

     "Consolidated EBITDAR" means, for any period, the sum of (a) Consolidated EBITDA for such period plus (b) to the extent deducted in determining such Consolidated EBITDA, Consolidated Rental Expense for such period.

     "Consolidated  Fixed  Charges"  means,  for  any  period,   the  sum  of
Consolidated Interest Expense and Consolidated Rental Expense for such period.

     "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries (but excluding any interest expense relating to any Debt that is the subject of a legal or a covenant defeasance) determined on a consolidated basis for such period, and adjusted to give pro forma effect to any Subject Transaction that has occurred during such period as if it had occurred on the first day of such period.

     "Consolidated Net Tangible Assets" means at any date the consolidated assets of the Borrower and its Consolidated Subsidiaries (as shown on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of a fiscal quarter) after deducting therefrom (a) all current liabilities (excluding current liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 365 days after the time of determination and excluding current maturities of long-term debt and current maturities of capitalized lease obligations), and (b) all goodwill, tradenames, trademarks, patents, debt discounts and expense and other intangibles, in each case in this clause (b), net of applicable amortization (all as shown on the most recent consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of the end of a fiscal quarter).

     "Consolidated Rental Expense" means, for any period, the sum of (without duplication) (a) rental expense for operating leases of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period plus (b) rental expense for operating leases of the Borrower or any of its Consolidated Subsidiaries assigned to a third party and guaranteed by the Borrower or any of its Consolidated Subsidiaries determined on a consolidated basis for such period, and adjusted to give pro forma effect to any Subject Transaction that has occurred during such period as if it had occurred on the first day of such period.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

     "Continuing Director" means (a) any individual who is a director of the Borrower on the Closing Date and (b) any individual who becomes a director of the Borrower after the Closing Date and is elected or nominated for election as a director of the Borrower by a majority of the individuals who were Continuing Directors immediately before such election or nomination.

     "Credit Extension" means the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit.

     "Credit Party" means the Agent, the Swingline Bank, an LC Issuing Bank or any Bank, as the case may be.

     "Daily Euro-Dollar Rate" means, for any day, the rate per annum determined by the Agent by dividing (a) the Published Rate by (b) a number equal to 1.00 minus the Euro-Dollar Reserve Percentage on such day.

     "Debt" of any Person means at any date, without duplication:

          (a) all obligations of such Person for borrowed money (other than overdrafts or other similar obligations not outstanding for more than three Business Days (or in the case of a Foreign Subsidiary, ten Business Days) arising in the ordinary course of business),

          (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (c) all obligations of such Person to pay the deferred purchase price of property or services, except overdrafts or other similar obligations not outstanding for more than three Business Days (or in the case of a Foreign Subsidiary, ten Business Days) or trade accounts payable, in each case, arising in the ordinary course of business,

          (d) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles,

          (e) all obligations of such Person to reimburse banks for drawings under letters of credit or payments with respect to bankers' acceptances, which obligations remain unpaid for more than three Business Days (or in the case of a Foreign Subsidiary, ten Business Days) after they become due, or, if later, after such Person is notified of the due date thereof,

          (f)  all  obligations  of  the  types referred to in clauses (a) to
(e), inclusive, of this definition which are secured by a Lien on any asset of such Person, whether or not such obligations are otherwise obligations of such Person; provided that the amount of Debt attributed, for purposes of this Agreement, to any such obligation that is not otherwise an obligation of such Person shall be limited to the lesser of (i) the net book value of the assets of such Person by which such obligation is secured or (ii) the amount of such obligation secured thereby (excluding accrued interest for the current period); and

          (g) all Guarantees by such Person of obligations of others of the types referred to in clauses (a) to (e), inclusive, of this definition (which Guarantees shall be deemed to constitute Debt in an amount equal to the lesser of (A) the maximum amount of such Guarantee and (B) the amount of such obligation of others Guaranteed thereby).

Debt of any Person shall not include any obligation of such Person that is the subject of a legal or covenant defeasance and is fully secured by cash or cash equivalents (which cash or cash equivalents shall not be included as an asset of the Borrower and its Subsidiaries for purposes of this Agreement, including, without limitation, for purposes of Section 5.08 and Schedule 2).

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defaulting Bank" means any Bank that (a) has failed to fund any portion of the Loans, participations with respect to Letters of Credit, or participations in Swingline Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless a Bank has notified the Agent in writing that such failure to fund is due to such Bank's good faith determination that a condition precedent to funding has not been met (and identifying such condition precedent) or unless such failure has been cured and all interest accruing as a result of such failure has been fully paid in accordance with the terms hereof or any Bank that has notified the Agent or an Obligor that it does not intend to satisfy any such obligation, (b) has otherwise failed to pay over to the Agent or any other Bank any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured and all interest accruing as a result of such failure has been fully paid in accordance with the terms hereof, (c) has failed at any time to comply with Section 9.04 with respect to purchasing participations from other Banks, (d) has since the date of this Agreement been deemed insolvent by an Official Body or become the subject of a bankruptcy, receivership, conservatorship or insolvency proceeding or the assets or management of which have been taken over by any Official Body or
(e) is controlled by or is a Subsidiary of a Person that has been deemed insolvent by an Official Body or become the subject of a bankruptcy, receivership, conservatorship or insolvency proceeding or the assets or management of which have been taken over by any Official Body.

     "Documentary Letter of Credit" means a Letter of Credit issued in connection with the purchase of goods or services by the Borrower or one of its Subsidiaries in the ordinary course of its business.

     "Dollars" and "$" means the lawful currency of the United States.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous
Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower and all other corporations, trades or businesses (whether or not incorporated) to the extent collectively treated as a single employer under Section 414 of the Internal Revenue Code.

     "ESOP Trust" has the meaning set fort in Section 5.07.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

     "Euro-Dollar Loan" means a Committed Loan which bears interest based upon a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "Euro-Dollar Margin" means the marginal rate per annum intended to be added to the Euro-Dollar Rate for purposes of calculating interest on Euro-Dollar Loans, determined in accordance with the Pricing Schedule.

     "Euro-Dollar  Rate"  means  a rate of interest  determined  pursuant  to
Section 2.07(b) on the basis of a London Interbank Offered Rate.

     "Euro-Dollar  Reserve  Percentage"   has   the   meaning  set  forth  in
Section 2.07(b).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Excess Amount" has the meaning set forth in Section 2.01(b).

     "Executive Order No. 13224" means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been or may hereafter be renewed, extended or replaced.

     "Existing Credit Agreement" means the Credit Agreement dated as of March 11, 2005 (as amended), among the Borrower (then known as CNF, Inc.), the banks party thereto, PNC, as Syndication Agent, LaSalle Bank National Association, U.S. Bank National Association, Harris Trust and Savings Bank, and BNP Paribas, as Co-Documentation Agents, and The Bank of New York, as Agent.

     "Existing Letters of Credit" means the letters of credit issued on or before the Closing Date and listed in Exhibit D hereto.

     "Facility Fee Rate" has the meaning set forth in Section 2.08(a).

     "Federal Funds Effective Rate" means, for any day, the rate per annum (based on a year of 360 days and the actual days elapsed, and rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on the previous day, as published by the Federal Reserve Bank of New York on such day, provided that
(a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions as so published on the next preceding Business Day, and (b) if no such rate is so published by the Federal Reserve Bank (or its successor) on any day, the Federal Funds Effective Rate for such day shall be the Federal Funds Effective Rate for the last day on which such rate was published.

     "Federal Funds Open Rate" for any day means the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption "OPEN" (or on such other substitute Bloomberg Screen that displays such rate), or if such rate ceases to be quoted on the Bloomberg Screen BTMM, as set forth on such other recognized electronic source used for the purpose of displaying such rate as reasonably selected by the Agent consistent with market practice (an "Alternate Source") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate reasonably determined by the Agent at such time in consultation with the Borrower and in accordance with customary market practice (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any Loan to which the Federal Funds Open Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

     "Financing Documents" means this Agreement, the Subsidiary Guaranty Agreement and the Notes, if any.

     "Fitch" means Fitch Ratings, a majority-owned Subsidiary of Fimalac, S.A., and its successors, or if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Fitch" shall refer to any other nationally recognized securities rating agency designated by the Required Banks, with the approval of the Borrower, by notice to the Agent and the Borrower.

     "Foreign Bank" has the meaning set forth in Section 8.04(d).

     "Foreign Subsidiary" means any Subsidiary which is (a) organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia, (b) an entity owned by an entity described in clause (a) that is not classified as a corporation for United States federal income tax purposes, or (c) an entity that has no material assets other than (directly or indirectly through one or more Subsidiaries) equity interests in one or more entities described in clause (a).

     "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination.

     "Group" or "Group of Loans" means at any time a group of Loans consisting of (a) all Committed Loans which are Base Rate Loans at such time or (b) all Committed Loans which are Euro-Dollar Loans of the same type having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or Section 8.04, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "Hazardous Substances" means any toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "Increased Cost Bank" has the meaning set forth in Section 8.06.

     "Increase Date" has the meaning set forth in Section 2.01(b).

     "Indemnified Liabilities" has the meaning set forth in Section 9.03(b).

     "Indemnitee" has the meaning set forth in Section 9.03(b).

     "Interest Period" means with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing therefor specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, and

          (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month, and

          (c) no Interest Period shall be available if it would end after the Termination Date.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "LC Commitment" means, with respect to each LC Issuing Bank, the commitment of such LC Issuing Bank to issue Letters of Credit hereunder. The amount of each LC Issuing Bank's LC Commitment is set forth on Schedule 1B attached hereto, as such Schedule 1B may be adjusted from time to time by the Agent to reflect the increase, decrease, addition or deletion of an LC Issuing Bank's LC Commitment, as agreed to pursuant to a separate agreement in writing between the Borrower and such LC Issuing Bank, such adjustment to
Schedule 1B to be effective upon receipt of written notice to the Agent of such agreement from the Borrower and such LC Issuing Bank, provided that any determination by an LC Issuing Bank to increase its LC Commitment shall be in the sole discretion of such LC Issuing Bank.

     "LC Disbursement" means a payment made by an LC Issuing Bank under a Letter of Credit.

     "LC Issuing Bank Exposure" means, at any time, with respect to any LC Issuing Bank, the sum, without duplication, of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time issued by such LC Issuing Bank plus (b) the aggregate amount of all LC Disbursements made by such LC Issuing Bank that have not yet been reimbursed by the Borrower at such time.

     "LC Issuing Banks" means (a) each Bank set forth on Schedule 1B attached hereto, as such Schedule 1B may be adjusted from time to time by the Agent to reflect the addition or deletion of Banks as LC Issuing Banks, as agreed to pursuant to a separate agreement in writing between the Borrower and the applicable Bank, such adjustment to Schedule 1B to be effective upon receipt of written notice to the Agent of such agreement from the Borrower and such Bank, provided that any determination by a Bank to become an LC Issuing Bank shall be in the sole discretion of such Bank, and provided further that the Borrower, in its sole discretion, may by written notice to the Agent delete any Bank as an LC Issuing Bank at any time when such Bank has no Letters of Credit outstanding, and (b) with respect to the Existing Letters of Credit, each of the Banks listed on Exhibit D, in each case in their capacities as issuers of Letters of Credit. Any LC Issuing Bank may, in its discretion with the consent of the Borrower (such consent not to be unreasonably withheld), arrange for one or more Letters of Credit to be issued by affiliates of such LC Issuing Bank, in which case the term "LC Issuing Bank" shall include any such affiliate with respect to Letters of Credit issued by such affiliate.

       "LC  Liabilities" means, at any time, the sum, without duplication, of
(a) the aggregate amount available for drawing under all Letters of Credit outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations in respect of previous drawings made under Letters of Credit.

     "Letter of Credit" means (a) any Existing Letter of Credit and (b) any Documentary Letter of Credit or any Stand-by Letter of Credit (including without limitation a Workers' Compensation Letter of Credit) denominated in Dollars and issued hereunder on or after the Closing Date.

       "Lien" means with respect to any asset (including without limitation any account receivable), any mortgage, lien, pledge, charge or security interest of any kind, or any encumbrance constituting a security interest, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed (a) to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset and (b) not to own subject to a Lien any asset which it leases under a lease that is classified as an operating lease under generally accepted accounting principles.

     "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Swingline Loan and "Loans" means Base Rate Loans, Euro-Dollar Loans and Swingline Loans or any combination of the foregoing.

     "London   Interbank   Offered   Rate"  has  the  meaning  set  forth  in
Section 2.07(b).

      "Material Debt" means Debt (other than the Loans) of the Borrower and/or one or more of its Subsidiaries in an aggregate outstanding principal amount exceeding $75,000,000.00. For purposes of this definition, if the Debt arising from any single transaction has an outstanding principal amount less than $1,000,000.00, it shall be excluded, but Debts arising from one or more related or unrelated transactions shall be aggregated if the Debt arising from each such transaction has an outstanding principal amount of $1,000,000.00 or more.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $75,000,000.00.

     "Material Subsidiary" means any Subsidiary of the Borrower (i) which has total assets in excess of $100,000,000 or (ii) Consolidated EBITDA (with references in the definition of Consolidated EBITDA to the Borrower or Consolidated Subsidiaries being deemed to be such Subsidiary and its Subsidiaries for purposes of this clause (ii)) in excess of $50,000,000, all calculated at the date of the most recent financial statement delivered to the Agent pursuant to Section 5.01(a) or (b) and in the case of clause (ii), based on the most recent period of four consecutive fiscal quarters, ending with the last fiscal quarter covered by such financial statements.

     "Minimum  Commitment  Amount"  has the  meaning  set  forth  in  Section
2.01(a).

     "Minimum Swingline Amount" has the meaning set forth in Section 2.01(c).

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 400l(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "New Commitment Agreement" means a new commitment agreement in the form of Exhibit E executed pursuant to Section 2.01(b)(iii).

     "Non-Consenting Bank" has the meaning set forth in Section 8.06.

     "Non-Extension Date" has the meaning set forth in Section 2.16(b)(ii).

     "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder, and, as appropriate, the Swingline Note.

     "Notice of Borrowing" means a Notice of Committed Borrowing or a Notice of Swingline Borrowing.

     "Notice of  Committed  Borrowing"  has  the meaning set forth in Section
2.02(a).

     "Notice  of  Interest  Rate  Election"  has the  meaning  set  forth  in
Section 2.10(a)(ii).

     "Notice of Swingline Borrowing" has the meaning  set  forth  in  Section
2.02(b).

     "Obligor" means each of the Borrower and the Subsidiary Guarantors, and "Obligors" means all of the foregoing.

     "Other Taxes" has the meaning set forth in Section 8.04(b).

     "Official Body" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

     "Outstanding Committed Exposure" means, as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of its Committed Loans outstanding at such time, plus (b) its participation interest in the LC Liabilities at such time, plus (c) its Percentage at such time of the outstanding principal balance of the Swingline Loans.

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 9.06(b).

     "Patriot Act" has the meaning set forth in Section 9.13.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Percentage" means, with respect to each Bank, the percentage that such Bank's Commitment constitutes of the aggregate amount of the Commitments of all Banks.

       "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PNC" means PNC Bank, National Association and its successors.

     "Pricing  Schedule"  means  the  Pricing  Schedule  attached  hereto  as
Schedule 2.

     "Prime Rate" means, for any day, the interest rate per annum announced from time to time by PNC at its Principal Office as its then prime rate which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by PNC. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

     "Principal Office" means the main banking office of PNC in Pittsburgh, Pennsylvania.

     "Published Rate" means the one month rate of interest quoted on the Reuters Screen LIBOR0I Page (or such other page as may replace such page for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

     "Purchasing Bank" has the meaning set forth in Section 8.06.

     "Quarterly  Dates"  means  each   March 31,  June 30,  September 30  and
December 31.

     "Receivables Financing" means any program for the transfer of accounts receivable (and related assets and rights) without recourse (other than customary limited recourse including customary representations, warranties, covenants and indemnities entered into in connection with receivables financings) by the Borrower or any of its Subsidiaries to any SP Sub.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Register" has the meaning set forth in Section 9.06.

     "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.16 to reimburse an LC Issuing Bank for amounts paid by such LC Issuing Bank in respect of any drawing under any Letter of Credit.

     "Required Banks" means at any time Banks (not including Defaulting Banks) having more than 50% of the aggregate amount of the Commitments of non-Defaulting Banks or, if the Commitments shall have been terminated, having more than 50% of the Aggregate Usage of non-Defaulting Banks.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or if Standard & Poor's Ratings Group shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Required Banks, with the approval of the Borrower, by notice to the Agent and the Borrower.

     "Selling Bank" has the meaning set forth in Section 8.06.

     "Significant Subsidiary" means any Subsidiary of the Borrower which has total assets or revenues in excess of 10% of the consolidated total assets or consolidated revenues of the Borrower and its Consolidated Subsidiaries, all calculated at the date of the most recent financial statements delivered to the Agent pursuant to Section 5.01 or, in the case of revenues, for the twelve calendar months then ended.

     "Subject Transaction" has the meaning set forth in the definition of "Consolidated EBITDA".

     "SP Sub" means a wholly owned Subsidiary of the Borrower (1) that does not engage in any material activities other than Receivables Financings and any activity necessary, incidental or related thereto and (2) no portion of the Debt of which is Guaranteed by the Borrower or any Subsidiary Guarantor, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Receivables Financing.

     "Stand-by LC Fee Rate" has the meaning set forth in Section 2.16(j).

     "Stand-by Letter of Credit" means a Letter of Credit other than a Documentary Letter of Credit.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect or appoint a majority of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies of such corporation or other entity is at the time owned or controlled, directly or indirectly, by the Borrower or one or more of the Borrower's other Subsidiaries or a combination thereof. References to "Subsidiary" shall, unless otherwise indicated, mean a Subsidiary of the Borrower.

     "Subsidiary  Guarantors"  means, at any date, (i) Con-way Freight  Inc.,
(ii) Menlo Worldwide, LLC, (iii) Transportation Resources, Inc., (iv) Con-way Truckload Inc., (v) Menlo Logistics, Inc. and (vi) each other Subsidiary of the Borrower which is a party to the Subsidiary Guaranty Agreement as of such date, but excluding Con-Way Insurance Company Limited and any SP Sub; provided, however, that no Foreign Subsidiary shall be, or be required to continue to be, a Subsidiary Guarantor.

     "Subsidiary Guaranty Agreement" means a Subsidiary Guaranty Agreement among the Borrower, the Subsidiary Guarantors and the Agent, as executed and delivered pursuant to Section 3.01(c) and as the same may be amended from time to time in accordance with the terms thereof.

      "Swingline Bank" means PNC in its capacity as such and any successors or assigns in such capacity.

     "Swingline    Commitment    Amount"    means   Fifty   Million   Dollars
($50,000,000.00), as such amount may be reduced from time to time pursuant to
Section 2.09 or Section 2.11.

     "Swingline Loans" has the meaning set forth in Section 2.01(c).

     "Swingline Note" shall mean the Swingline Note of the Borrower in the form of Exhibit F evidencing the obligation of the Borrower to repay the Swingline Loans.

     "Target Increase" has the meaning set forth in Section 2.01(b).

     "Taxes" has the meaning set forth in Section 8.04(a).

     "Termination Date" means November 4, 2014.

     "Third Party Affiliate" means (a) any Person or any group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (b) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Unused Commitments" means, at any time, the difference between the aggregate Commitments of all Banks on such date and the Aggregate Usage on such day before giving effect to any new Credit Extension.

     "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly (through Subsidiaries) owned by the Borrower.

     "Workers' Compensation Letter of Credit" means any letter of credit which is used to secure obligations of the Borrower or its Subsidiaries under workers' compensation or similar laws.

     Section . Accounting Terms and Determinations.

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes agreed to by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Agent; provided that, notwithstanding the foregoing, no change in GAAP (including any change to the rules with respect to lease accounting) after the Closing Date will affect the computation of any financial ratio or requirement set forth in any Loan Document (which will be computed based on GAAP as in effect on the date hereof); provided that, in the event of any such change that would affect such computations, either the Borrower or the Required Banks may request that the Agent and the Borrower negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Banks and the Borrower); and provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     Section . Types of Borrowings.

     The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Section 2.01 or Section 2.03 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01(a) in which all Banks participate in proportion to their Commitments, and a "Swingline Borrowing" is a Borrowing under
Section 2.01(c)).

                                  ARTICLE

                                 THE CREDITS

     Section . Commitments to Lend.

     (a) Committed Loans. Each Bank (severally and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make revolving loans in Dollars to the Borrower pursuant to this Section from time to time prior to the Termination Date; provided that, immediately after each such Committed Loan is made, the Outstanding Committed Exposure of such Bank would not exceed its Commitment and the Aggregate Usage would not exceed the aggregate Commitments (including after giving effect to any repayments of Reimbursement Obligations or Swingline Loans with such Loans). Each Borrowing pursuant to this Section 2.01(a) shall be in an aggregate principal amount equal to the lesser (such lesser amount, the "Minimum Committed Amount") of (i) $5,000,000.00 or any larger integral multiple of $1,000,000.00 and (ii) the amount of the Unused Commitments, and shall be made from the several Banks ratably in accordance with their respective Percentages. Within the foregoing limits, the Borrower may borrow under this Section 2.01(a), prepay Committed Loans to the extent permitted by Section 2.12 and reborrow under this Section 2.01(a) at any time prior to the Termination Date.

     (b) Increase in Commitments for Committed Loans. The Borrower shall have the right at any time after the Closing Date to increase the aggregate amount of Commitments hereunder by up to $75,000,000.00 (up to $400,000,000.00 in total aggregate Commitments) without the consent of the Banks, subject however to the satisfaction of each of the following terms and conditions:
          () concurrently with the Borrower's request for such increase hereunder, the Borrower shall deliver to the Agent, a certificate of the chief financial officer or the chief accounting officer of the Borrower certifying to the Agents and the Bank that no Default has occurred and is continuing;

          ()   such increase shall be allocated in the following order:

               () first, to the existing Banks consenting to an increase in the amount of their additional Commitment (each a "Consenting Bank"); provided that (1) on or before the tenth Business Day following notification of a requested increase in the aggregate Commitments, each Bank shall notify the Borrower of the desired increase (but not in excess of the aggregate amount requested by the Borrower), if any, in its Commitment (with respect to each Bank, its "Target Increase"), (2) if the aggregate Target Increases of all Consenting Banks shall exceed the increase in the aggregate Commitments requested by the Borrower, the Commitments of each Consenting Bank shall be increased on a pro rata basis according to the existing Percentage of such Consenting Bank, provided, further, that in the event any Consenting Bank's Commitment would, but for the terms of this proviso, be increased pursuant to this clause (2) by an amount in excess of such Consenting Bank's Target Increase, such Consenting Bank's Commitment shall instead be increased by its Target Increase and such excess (the "Excess Amount") together with the Excess Amount, if any, of each other Consenting Bank, shall be allocated among the remaining Consenting Banks in accordance with this clause (2) until either the increase in the aggregate Commitments requested by the Borrower have been fully allocated or the amount of such increase allocated to each Consenting Bank equals its Target Increase; and

               () second, to any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent, each LC Issuing Bank, the Swingline Bank and the Borrower;

          () each Person providing a new Commitment shall execute a New Commitment Agreement substantially in the form of Exhibit E hereto and, upon such execution and the satisfaction of the other terms and conditions of this
Section 2.01(b), such Person shall thereupon become a party hereto and have the rights and obligations of a Bank under this Agreement as more specifically provided in the New Commitment Agreement; and

          () the Agent shall promptly notify each Bank, the Swingline Bank and each LC Issuing Bank of (A) the new aggregate Commitments and (B) each Bank's Percentage, in each case after giving effect to the one-time increase in Commitments referred to in this Section 2.01(b).

     On the date (which date shall be a Business Day) on which the increase in the aggregate Commitments occurs (the "Increase Date") (1) the Agent and the Banks shall make adjustments among the Banks with respect to the Committed Loans outstanding hereunder and amounts of principal, interest, fees and other amounts paid or payable with respect thereto (and participations in Letters of Credit and Swingline Loans) as shall be necessary in order to reallocate among the Banks such outstanding amounts (and participations in Letters of Credit and Swingline Loans) based on the new Percentages and to otherwise carry out fully the terms of this Section 2.01(b), and (2) in connection with each transfer of all or any portion of a Committed Loan by a Bank in connection with such adjustments, such Bank may in its sole discretion treat such transfer as a prepayment for purposes of
Section 2.14 and the Borrower shall pay to such Bank the amount, if any, owing to such Bank pursuant to such Section 2.14 as a result thereof. The Borrower agrees that, in connection with any such increase in the aggregate Commitments, it will promptly provide a Note to each Bank providing a new Commitment, if such Bank has requested a Note in accordance with Section 2.05(b), substantially in the form of the Note attached hereto as Exhibit A. Each of the parties hereto acknowledges and agrees that no Bank shall be obligated to increase its Commitment pursuant to the terms of this Section 2.01(b). Each Bank with Committed Loans outstanding immediately prior to the Increase Date shall, to the extent deemed necessary by the Agent and the Borrower to appropriately reallocate the aggregate Commitments and give effect to the new Commitments, sell a portion of its Loans and participation interests in any unpaid Reimbursement Obligations and Swingline Loans to the Banks providing new Commitments hereunder so that, after giving effect thereto, each Bank's percentage of outstanding Loans and participations shall equal its percentage of outstanding Commitments.

     (c) Swingline Loans. The Swingline Bank, in its individual capacity, agrees, on the terms and conditions set forth in this Agreement, to make revolving loans ("Swingline Loans") in Dollars to the Borrower pursuant to this Section 2.01(c) from time to time prior to the Termination Date; provided that, immediately after each such Swingline Loan is made (i) the aggregate outstanding principal amount of all Swingline Loans shall not exceed the Swingline Commitment Amount, and (ii) the Aggregate Usage would not exceed the aggregate Commitments. The Agent will, upon request of the Swingline Bank, confirm the Aggregate Usage. Each Swingline Loan shall be in a minimum principal amount equal to the lesser (such lesser amount, "Minimum Swingline Amount") of (A) $1,000,000.00 or any larger integral multiple of $1,000,000.00 and (B) the unused Swingline Commitment Amount. Within the foregoing limits, the Borrower may borrow under this Section, prepay Swingline Loans to the extent permitted by Section 2.12 and reborrow under this Section 2.01(c) at any time prior to the Termination Date. Notwithstanding anything to the contrary contained in this Agreement, the Swingline Bank shall not make a Swingline Loan if, no later than one Business Day prior to the date of Borrowing with respect to such Swingline Loan, it shall have received written notice from any Bank that the conditions set forth in Article 3 with respect thereto have not been satisfied.

     Section . Notice of Committed Borrowing.

     () Committed Loans. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than (i) 12:00 Noon (Pittsburgh time) on the Business Day before each Base Rate Borrowing (or the same Business Day, as the Agent may agree, provided that if any Bank is a Foreign Bank that does not have a lending office in the United States, the consent of such Bank shall be required for such shorter notice) and (ii) 1:00 P.M. (Pittsburgh time) on the third Business Day before each Euro-Dollar Borrowing, specifying:

          (A)  the date of such Borrowing, which shall be a Business Day,

          (B)  the aggregate amount of such Borrowing,

          (C) whether the Loans comprising such Borrowing are to bear interest based upon the Base Rate or based upon a Euro-Dollar Rate, and

          (D) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period;

provided that the Borrower may not deliver a Notice of Committed Borrowing if after giving effect to the requested Borrowing there would be more than eight Committed Euro-Dollar Borrowings outstanding.

          () Swingline Loans. The Borrower shall give the Swingline Bank (with a copy to the Agent) notice (a "Notice of Swingline Borrowing") not later than 12:00 Noon (New York City time) on the date of each Swingline Borrowing, specifying:

          ()   the date of such Borrowing, which shall be a Business Day, and

          ()   the aggregate amount of such Borrowing.

     Section . Intentionally Omitted.

     Section . Notice to Banks; Funding of Loans; Additional Provisions Relating to Swingline Loans.

     () Upon receipt of a Notice of Committed Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower. Upon receipt of a Notice of Swingline Borrowing by the Swingline Bank, such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     () Not later than (i) 12:00 Noon (New York City time) on the date of each Borrowing other than a Base Rate Borrowing and (ii) 1:00 P.M. (New York City time) on the date of each Base Rate Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in Pittsburgh, Pennsylvania, to the Agent at its Principal Office. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will, promptly after receipt thereof, make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

     () Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within one Business Day after demand, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Effective Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     () No Bank shall be responsible for the failure or delay by any other Bank in its obligation to make its ratable share of a Borrowing hereunder; provided, however, that the failure of any Bank to fulfill its obligations hereunder shall not relieve any other Bank of its obligations hereunder.

     () Except as otherwise expressly provided in this Agreement, if any Credit Party shall fail to remit to any other Credit Party an amount payable by such first Credit Party to such other Credit Party pursuant to this Agreement on the date when such amount is due, such payments shall be made by such first Credit Party together with interest thereon for each date from the date such amount is due until the date such amount is paid to such other Credit Party at a rate per annum equal to the Federal Funds Effective Rate.

     () The Swingline Bank may, at any time, in its sole discretion, by written notice to the Borrower and the Banks, demand repayment of its Swingline Loans by way of a Committed Loan, in which case the Borrower shall be deemed to have requested a Committed Loan comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to (a) the Termination Date, and (b) upon acceleration of the Loans and other obligations under this Agreement pursuant to Section 6.01. Each Bank hereby irrevocably agrees to make its pro rata share (based on its Percentage) of each such Committed Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such Borrowing may not comply with the minimum amount for advances of Committed Loans otherwise required hereunder, (ii) whether or not any conditions specified in Section 3.02 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for a Committed Loan to be made by the time otherwise required hereunder, (v) whether the date of such Borrowing is a date on which Committed Loans are otherwise permitted to be made hereunder, (vi) any termination of the Commitments immediately prior to or contemporaneously with such Borrowing, or (vii) any other reason whatsoever. In the event that any Committed Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under federal bankruptcy laws with respect to the Borrower), or if the Swingline Bank otherwise demands the purchase of participations in its Swingline Loans, then each Bank hereby agrees that it shall forthwith purchase (as of the date such Borrowing would otherwise have occurred or the date demanded by the Swingline Bank, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank a participation interest in the outstanding Swingline Loans in such amount as shall be necessary to cause each Bank to share in such Swingline Loans ratably based upon its Percentage (determined immediately before giving effect to any expiration or other termination of the aggregate Commitments), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which such participation interest is funded and (B) at the time any purchase of such participation interest pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Swingline Bank, to the extent not paid to the Swingline Bank by the Borrower in accordance with the terms of Section 2.07, interest on the principal amount of participation interests purchased for each day from and including the day upon which such Borrowing would otherwise have occurred to but excluding the date of payment for such participation interests, at a rate equal to the Federal Funds Effective Rate.

     Section . Notes; Loan Accounts; Records.

     ()   The  Loans  of each Bank shall be evidenced by one or more accounts maintained by such Bank on behalf of its Applicable Lending Office in accordance with paragraph (d) below.

     () The Borrower hereby agrees that if any Bank requests a promissory note to evidence the Loans of such Bank, the Borrower shall promptly execute and deliver to such Bank a promissory note substantially in the form of Exhibit A attached hereto, payable to the order of such Bank. In addition, each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     ()   Promptly   after   receipt   of   any   Bank's   Note  pursuant  to
Section 3.01(b), the Agent shall forward such Note to such Bank.

     () () Each Bank shall maintain an account or accounts evidencing each Loan made by such Bank to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement. Each Bank will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

          () The Agent shall maintain the Register pursuant to Section 9.06 and a subaccount for each Bank, in which Register and subaccounts (taken together) shall be recorded (A) the amount, type and Interest Period, if any, of each such Loan hereunder, (B) the amount of any principal or interest due and payable or to become due and payable to each Bank hereunder and (C) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Bank's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

          () The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (ii) above (and, if consistent with the entries of the Agent, subsection (i) above) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Bank or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans and other amounts owing hereunder to such Bank.

          (e) The obligation of the Borrower to repay the unpaid principal amount of the Swingline Loans made to it by PNC Bank together with interest thereon shall be evidenced by a demand promissory note of the Borrower in substantially the form attached hereto as Exhibit F payable to the order of PNC Bank in a face amount equal to the Swingline Commitment Amount.

     Section . Maturity of Loans.

     ()   Each  Committed Loan shall mature, and the principal amount thereof shall be due and payable (together with accrued and unpaid interest thereon), on the Termination Date.

     () Each Swingline Loan shall mature, and the principal amount thereof shall be due and payable (together with accrued and unpaid interest thereon), on demand by PNC (but no later than the Termination Date); provided, that if any Bank defaults in its obligation to fund Committed Loans pursuant to
Section 2.04(f), the Borrower shall have three Business Days to make such payment following demand.

     Section . Interest Rates.

     () Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate Margin for such day plus the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date. Any overdue principal of or interest on any Base Rate Loan (and any overdue fees) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     () Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at the end of each three month interval after the first day thereof.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) in each case determined by the Agent to be equal to the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US Dollar deposits are offered by leading banks in the London interbank deposit market), or, if the foregoing rate is unavailable or undeterminable, the rate which is quoted by another source reasonably selected by the Agent which has been approved by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates at which US Dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to the Loan amount to which the subject Interest Period is to apply, and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement source for determining rates at which US Dollar deposits are offered by leading banks in the London interbank deposit market, as reasonably determined by the Agent at such time (which determination shall be conclusive absent manifest error)).

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any marginal, special, emergency or supplemental reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities". The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     () Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the rate such Euro-Dollar Loan is then earning interest if the Interest Period applicable thereto has not expired, and (ii) the Base Rate for such day.

     () Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     () The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower, a statement showing the quotations used by the Agent in determining any interest rate pursuant to this Section 2.07.

     Section . Fees.

          () Facility Fee. The Borrower shall pay to the Agent for the account of each Bank a facility fee for each day at the "Facility Fee Rate" for such day (determined in accordance with the Pricing Schedule). The Facility Fee Rate shall be calculated on a 360 day basis, but charged for the actual number of days elapsed. Such facility fee shall accrue for each day
(i) from and including the Closing Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety) on the amount of such Bank's Commitment (whether used or unused) on such day and
(ii) after the Termination Date (or earlier date of termination of the Commitments in their entirety), on such Bank's share of the Aggregate Usage. Fees accrued under this Section shall be payable quarterly in arrears (i) on each Quarterly Date, (ii) on the date on which the Commitments terminate in their entirety, (iii) following the Termination Date, on demand, and (iv) on each optional reduction of the Commitments, to the extent thereof.

          ()   Agent's Fees.  The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

     Section . Optional Termination or Reduction of Commitments.

     The Borrower may, upon at least three Business Days' notice to the Agent (or such shorter period as the Agent may agree), (i) terminate the Commitments at any time, if no Loans or LC Liabilities are outstanding at such time, (ii) ratably reduce from time to time by an aggregate amount of $5,000,000.00 or any larger integral multiple of $1,000,000.00, the aggregate amount of the Commitments in excess of the Aggregate Usage or (iii) reduce from time to time by an aggregate amount of $5,000,000.00 or any larger multiple of $1,000,000.00, the Swingline Commitment Amount in excess of the outstanding amount of the Swingline Loans.

     Section . Method of Electing Interest Rates.

          (a) The Loans included in each Committed Borrowing shall bear interest initially based on the Euro-Dollar Rate or the Base Rate, as specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

               (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Business Day, and

               (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

provided that (A) no Loan may be converted into a Euro-Dollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Banks have determined that such a conversion is not appropriate, (B) no Loan may be converted into a Euro-Dollar Loan after the date that is one month prior to the Termination Date, and (C) no Swingline Loan may be converted into a Euro-Dollar Loan. Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (1) such portion is allocated ratably among the Loans comprising such Group and (2) the portion to which such Notice applies, and the remaining portion to which it does not apply are each $10,000,000.00 or any larger multiple of $1,000,000.00.

          (b)  Each Notice of Interest Rate Election shall specify:

               (i) the Group of Loans (or portion thereof) to which such notice applies;

               (ii)  the   date  on  which  the  conversion  or  continuation
selection in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

               (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the additional Interest Period applicable thereto; and

               (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

     Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Euro-Dollar Rate Loans, such Loans shall be converted to Base Rate Loans on the last day of the then current Interest Period applicable thereto.

     Section . Mandatory Termination of Commitments.

     Unless  previously  terminated, the Commitments shall terminate  on  the
Termination Date, and all Loans and LC Liabilities (whether or not contingent) then outstanding (together with accrued interest thereon and all other sums owing hereunder or under the Notes or the Subsidiary Guaranty) shall be due and payable on such date.

     Section . Optional Payments.

     () The Borrower may (i) upon the same Business Day's notice to the Agent, prepay any Base Rate Loans in whole at any time, or from time to time in part, in amounts aggregating $500,000.00 or any larger integral multiple of $100,000.00, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, (ii) upon at least three Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in whole at any time, or from time to time in part, in amounts aggregating $5,000,000.00 or any larger integral multiple of $1,000,000.00, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, or (iii) at any time prepay any Swingline Loans in whole or if in part, in minimum amounts of $100,000.00 or any larger integral multiples of $100,000.00. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing. In connection with any such prepayment of any Euro-Dollar Loan, the Borrower shall comply with the provisions of Section 2.14.

     () Upon receipt of a notice of prepayment of Committed Loans (other than Swingline Loans) pursuant to this Section 2.12, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     Section . General Provisions as to Payment.

     () The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, and (except to the extent otherwise provided in Section 2.16) the Reimbursement Obligations, not later than 1:00 P.M. (Pittsburgh time) on the date when due, in Federal or other funds immediately available in Pittsburgh, Pennsylvania, without condition or deduction for any counterclaim, defense, recoupment or setoff, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute (i) to each Bank its ratable share of each such payment received by the Agent for the account of the Banks, (ii) to each LC Issuing Bank each payment received by the Agent for the account of such LC Issuing Bank, and
(iii) to the Swingline Bank each payment received by the Agent for the account of the Swingline Bank. Whenever any payment of principal of, or interest on, the Base Rate Loans or the Swingline Loans, or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended in accordance with this Section 2.13, by operation of law or otherwise, interest thereon shall be payable for such extended time.

     () Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     Section . Funding Losses.

     If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan, or any Euro-Dollar Loan is converted to a Base Rate Loan (whether such payment or conversion is pursuant to Article 2, Article 6 or Article 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if the Borrower fails to borrow any Euro-Dollar Loan, or to prepay, convert or continue any Euro-Dollar Loan, after notice has been given to any Bank in accordance with Section 2.04(a) or
Section 2.10(a) or the Borrower fails to pay when due any interest on Euro-Dollar Loans hereunder, the Borrower shall indemnify against and pay each Bank within 15 days after demand all losses (excluding loss of margin) incurred in liquidating or employing deposits from third parties, provided that such Bank shall have delivered to the Borrower a certificate setting forth, in good faith, such amount and the calculation thereof in reasonable detail (which calculation may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank may deem reasonable) to be necessary to indemnify such Bank for such loss or expense. For all purposes of this Agreement and each Note with respect to any aspects of the Euro-Dollar Loans, each Bank shall be presumed to have obtained rates, funding, deposits, and the like in the London interbank market regardless whether it did so or not; and, each Bank's determination of amounts payable under, and actions required or authorized by this Section 2.14, shall be calculated as though such Bank funded its Euro-Dollar Loans through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Dollar Rate applicable to such Loans, whether in fact that is the case.

     Section . Computation of Interest and Fees.

     Interest based on the Base Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all letter of credit fees and facility fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section . Letters of Credit.

     (a) General. Subject to the terms and conditions set forth herein, the Borrower may at any time and from time to time prior to the Termination Date request the issuance of Letters of Credit by an LC Issuing Bank for its own account, and the amendment, renewal (other than with respect to any Auto-Extension LC) or extension of any Letter of Credit, in each case in form reasonably acceptable to the LC Issuing Bank. If the conditions to issuance of a Letter of Credit are satisfied, the applicable LC Issuing Bank that has been requested to issue a Letter of Credit shall be required to issue such Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any LC Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

     (b) (i) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than with respect to any Auto-Extension LC) or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable LC Issuing Bank) to the applicable LC Issuing Bank and the Agent (not less than two Business Days in advance of the requested date of issuance, amendment, renewal or extension or such shorter period as is acceptable to the applicable LC Issuing Bank) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable LC Issuing Bank, the Borrower also shall submit a letter of credit application on such LC Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the LC Issuing Bank Exposure of such LC Issuing Bank would not exceed its LC Commitment. The Agent will, upon request of any LC Issuing Bank, confirm the Aggregate Usage. Notwithstanding anything to the contrary contained in this Agreement, no LC Issuing Bank shall issue, amend, renew or extend any Letter of Credit if, no later than one Business Day prior to the date of such issuance, amendment, renewal or extension, it shall have received written notice from the Agent or Required Banks that the conditions set forth in Section 3.02 with respect thereto have not been satisfied.

          (ii) Auto-Extension LCs. If the Borrower so requests in any Letter of Credit request, the applicable LC Issuing Bank shall agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension LC"); provided that any such Auto-Extension LC must permit the applicable LC Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice not later than the day in each such twelve-month period specified in such Letter of Credit (the "Non-Extension Date"). Unless otherwise directed by the LC Issuing Bank, the Borrower shall not be required to make a specific request to the LC Issuing Bank for any such extension.

     (c) Expiration Date. Each Letter of Credit (other than an Auto-Extension LC) shall expire at or prior to the close of business on a date no later than on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Termination Date. During the last period prior to the Termination Date in which an LC Issuing Bank can do so, an LC Issuing Bank shall give notice of non-extension of any Auto-Extension LC that, but for such notice, would have an expiration date occurring later than the date that is five (5) Business Days prior to the Termination Date unless the Borrower has provided cash collateral in an amount at least equal to the amount available under such Auto-Extension LC and the other Banks are released from their participation obligations with respect thereto on the Termination Date.

     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any LC Issuing Bank or the Banks, the LC Issuing Bank in respect of such Letter of Credit hereby grants to each Bank, and each Bank hereby acquires from such LC Issuing Bank, a participation in such Letter of Credit equal to such Bank's Percentage as of the date thereof of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such LC Issuing Bank, such Bank's participation percentage of each LC Disbursement made by such LC Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If any LC Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 2:00 p.m., Pittsburgh time, on the date that such LC Disbursement is made or the next Business Day if the Borrower has requested a Committed Loan to finance such reimbursement, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Pittsburgh time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., Pittsburgh time, on the Business Day immediately following the day that the Borrower receives such notice or the next Business Day if the Borrower has requested a Committed Loan to finance such reimbursement; provided that, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with
(X) a Base Rate Borrowing (notwithstanding the fact that such LC Disbursement may be less than the Minimum Committed Amount) or (Y) a Swingline Loan (notwithstanding the fact that such LC Disbursement may be less than the Minimum Swingline Amount), in each case in an equivalent amount and, accordingly, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing or Swingline Loan, as the case may be. If the Borrower fails to make such payment when due, the Agent shall notify each Bank of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Bank's share thereof. Promptly following receipt of such notice, each Bank shall pay to the Agent its share of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Loans made by such Bank (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Banks), and the Agent shall promptly pay to such LC Issuing Bank the amounts so received by it from the Banks. Promptly following receipt by the Agent of any payment from the Borrower pursuant to this paragraph, the Agent shall distribute such payment to such LC Issuing Bank or, to the extent that Banks have made payments pursuant to this paragraph for the account of such LC Issuing Bank, then to such Banks and the LC Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph for the account of such LC Issuing Bank for any LC Disbursement (other than the funding of a Base Rate Borrowing or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable LC Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Agent, the Banks nor any LC Issuing Bank shall have any liability or responsibility by reason of or in connection with the issuance, amendment, renewal, extension or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable LC Issuing Bank; provided that the foregoing provisions of this clause (f) shall not be construed to excuse any LC Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such LC Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of such LC Issuing Bank (as finally determined by a court of competent jurisdiction), such LC Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable LC Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) Disbursement Procedures. Each LC Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such LC Issuing Bank. Such LC Issuing Bank shall promptly notify the Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such LC Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such LC Issuing Bank or otherwise make payments to the Banks with respect to any such LC Disbursement.

     (h) Interim Interest. If any LC Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Borrowings; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then such unpaid amount shall bear interest at a rate per annum equal to 2% plus the rate per annum then applicable to Base Rate Borrowings. Interest accrued pursuant to this paragraph shall be for the account of the applicable LC Issuing Bank, except that interest accrued on and after the date of payment by any Bank pursuant to paragraph (e) of this Section for the account of such LC Issuing Bank shall be for the account of such Bank to the extent of such payment.

     (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Agent or the Required Banks (or, if the maturity of the Loans has been accelerated, Banks with LC Exposure representing greater than 50% of the total LC Liabilities) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Banks, an amount in cash equal to the LC Liabilities as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 6.01. Such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the LC Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Banks with LC Liabilities representing greater than 50% of the total LC Liabilities), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid), together with any interest thereon, shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or all obligations hereunder have been paid (except for obligations which survive termination and are not then owing).

     (j) LC Fees. The Borrower shall pay to the Agent, for the account of the Banks ratably (prior to the expiration or other termination of the aggregate Commitments, in accordance with their respective Percentages and, thereafter, in accordance with their participation interests in the LC Liabilities), a letter of credit fee at (i) the Stand-by LC Fee Rate on the aggregate amount available for drawings under each Stand-by Letter of Credit (other than Workers' Compensation Letters of Credit) outstanding from time to time, (ii) the Stand-by LC Fee Rate minus 0.05% per annum on the aggregate amount available for drawings under each Workers' Compensation Letter of Credit outstanding from time to time, and (iii) one half of the Stand-by LC Fee Rate on the aggregate amount available for drawings under each Documentary Letter of Credit outstanding from time to time. Each such fee shall be payable in arrears on each Quarterly Date for so long as such Letter of Credit is outstanding and on the expiry date thereof. The Borrower shall pay to each LC Issuing Bank additional fronting fees and expenses in the amounts and at the times agreed between the Borrower and such LC Issuing Bank. The LC Issuing Banks shall furnish to the Agent upon request such information as the Agent shall require in order to calculate the amount of any fee payable under this subsection (j). "Stand-by LC Fee Rate" means, for any day, a rate per annum equal to the Euro-Dollar Margin for such day.

     (k)  LC Commitment Adjustment.   The  Borrower shall promptly notify the
Agent of any adjustment agreed to between the Borrower and an LC Issuing Bank in the LC Commitment of such LC Issuing Bank.

     Section . Maximum Interest Rate.

     ()   Nothing contained in this Agreement  or the Notes shall require the
Borrower to pay interest for the account of any Bank at a rate exceeding the maximum rate permitted by applicable law.

     () If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.07 and Section 2.15, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

     ()   If the amount of interest payable  for  the  account of any Bank in respect of any interest computation period is reduced pursuant to subsection (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to Section 2.07 and Section 2.15, would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this subsection (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to subsection (b) of this Section.

     Section . Defaulting Banks.

     ()   If  a  Bank becomes, and during the period it remains, a Defaulting
Bank, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement:

          (i) the LC Issuing Bank Exposure and outstanding Swingline Loans of such Defaulting Bank will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Bank becomes a Defaulting Bank) among the non-Defaulting Banks pro rata in accordance with their respective Commitments (without giving effect to Commitments attributable to Defaulting Banks); provided that (a) the sum of all non-Defaulting Banks' Credit Extensions does not exceed the total of all non-Defaulting Banks' Commitments (and to the extent such reallocation would cause such Credit Extensions to exceed such Commitments, then a partial reallocation shall be made in a manner so that the sum of all non-Defaulting Banks' Credit Extensions does not exceed the total of all non-Defaulting Banks' Commitments) and (b) neither such reallocation nor any payment by a non-Defaulting Bank pursuant thereto will constitute a waiver or release of any claim the Borrower, the Agent, the LC Issuing Bank, the Swingline Bank or any other Bank may have against such Defaulting Bank or cause such Defaulting Bank to be a non-Defaulting Bank; provided, however, if a Default has occurred and is continuing as of the date on which the applicable Bank becomes a Defaulting Bank, then such Defaulting Bank's portion of the LC Issuing Bank Exposure will not be reallocated among the non-Defaulting Banks until such Default is no longer continuing; and

          (ii) to the extent that any portion of the Defaulting Bank's LC Issuing Bank Exposure and outstanding Swingline Loans cannot be so reallocated, for any reason, the Borrower will, not later than five Business Days after demand by the Agent (at the direction of the LC Issuing Bank and/or the Swingline Bank), (a) provide cash collateral to support such Defaulting Bank's participation in LC Issuing Bank Exposure or outstanding Swingline Loans, as the case may be (after giving effect to any partial reallocation), in a manner reasonably satisfactory to the LC Issuing Bank or the Swingline Bank, as the case may be, for so long as such LC Issuing Bank Exposure or Swingline Loans remain outstanding, (b) in the case of outstanding Swingline Loans, prepay the unreallocated portion thereof, or
(c) make other arrangements reasonably satisfactory to the Agent, the LC Issuing Bank and the Swingline Bank to protect them against the risk of non-payment by such Defaulting Bank.

     (b) So long as any Bank is a Defaulting Bank, the LC Issuing Bank shall not be required to issue, amend or increase any Letter of Credit and the Swingline Bank will not be required to make any Swingline Loans unless it is reasonably satisfied that the related exposure will be 100% covered or eliminated by any combination of the following:

          (i) the Defaulting Bank's participation in LC Issuing Bank Exposure and outstanding Swingline Loans is reallocated as to such Letters of Credit and Swingline Loans to the non-Defaulting Banks as provided in Section 2.18(a) above; and

          (ii) without limiting the provisions of Section 2.18(b)(i), the Borrower provides cash collateral to support the obligations of the Defaulting Bank in respect of such Letter of Credit or Swingline Loan in a manner reasonably satisfactory to the LC Issuing Bank or the Swingline Bank, as the case may be, for so long as such LC Issuing Bank Exposure or Swingline Loans remain outstanding or the Borrower makes other arrangements reasonably satisfactory to the Agent, the LC Issuing Bank and the Swingline Bank, as the case may be, to protect them against the risk of non-payment by such Defaulting Bank.

     (c) Notwithstanding anything to the contrary in this Agreement, any amount paid by the Borrower for the account of a Defaulting Bank under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Bank, but will instead be applied by the Agent, to the fullest extent permitted by law, in the following order of priority: first to the payment of any amounts owing by such Defaulting Bank to the Agent under this Agreement, second to the payment on a pro rata basis of any amounts owing by such Defaulting Bank to the LC Issuing Bank or Swingline Bank under this Agreement, third if so determined by the Agent or requested by the applicable LC Issuing Bank or Swingline Bank or the Borrower, to be held as cash collateral for future funding obligations of that Defaulting Bank of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Bank has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Bank to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Banks, any L/C Issuing Bank or Swingline Bank as a result of any judgment of a court of competent jurisdiction obtained by any Bank, any L/C Issuing Bank or Swingline Bank against that Defaulting Bank as a result of that Defaulting Bank's breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Bank as a result of that Defaulting Bank's breach of its obligations under this Agreement; and eighth, to that Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if
(x) such payment is a payment of the principal amount of any Loans or LC Obligations in respect of which that Defaulting Bank has not fully funded its appropriate share and (y) such Loans or LC Obligations were made at a time when the conditions set forth in Section *3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Obligations owed to, all non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of, or LC Obligations owed to, that Defaulting Bank. Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post cash collateral pursuant to this Section *2.18(c) shall be deemed paid to and redirected by that Defaulting Bank, and each Bank irrevocably consents hereto.

     (d) Defaulting Banks shall not be entitled to receive any LC Fees pursuant to Section *2.16(j) or any facility fees pursuant to Section 2.08 for any period during which that Bank is a Defaulting Bank (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Bank); provided that to the extent that a portion of the LC Issuing Bank Exposure of such Defaulting Bank is reallocated to the non-Defaulting Banks pursuant to this Section 2.18, such fees that would have accrued for the benefit of such Defaulting Bank will instead accrue for the benefit of and be payable to such non-Defaulting Banks, pro rata in accordance with their respective participations in LC Liabilities.



                                  ARTICLE

                                 CONDITIONS

     Section . Conditions to Effectiveness.

     This Agreement shall become effective as of the date (the "Closing Date") when all of the following conditions to effectiveness shall be satisfied:

     () the Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it of facsimile or other written confirmation from such party that it has executed a counterpart hereof);

     ()   the Agent shall  have received a duly executed Note for the account of each Bank requesting the same dated as of the Closing Date complying with the provisions of Section 2.05;

     ()   the Agent shall have received counterparts of a Subsidiary Guaranty
Agreement, substantially in the form of Exhibit C hereto, duly executed by each of the Obligors listed on the signature pages thereof;

     ()   the Agent shall have received an opinion  of  legal counsel for the
Borrower relating to the transactions contemplated hereby, in form and substance reasonably satisfactory to the Agent;

     () receipt by the Agent of verification, in form and substance reasonably satisfactory to the Agent, that the Borrower's Existing Credit Agreement has been terminated and all loans and other amounts owing thereunder have been paid in full (or will be paid in full with the initial Loan advance hereunder) (provided that letters of credit that remain outstanding under the Existing Credit Agreement shall either be supported by Letters of Credit issued under this Agreement or become Letters of Credit under this Agreement);

     ()   the   Agent  shall  have  received  all  documents  the  Agent  may reasonably request relating to the existence of the Obligors and the corporate authority for and the validity of the Financing Documents, in form and substance reasonably satisfactory to the Agent;

     () the Agent shall have received a certificate, dated the Closing Date and signed by the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower confirming compliance with the conditions precedent set forth in paragraphs (c), (d) and
(e) of Section 3.02, together with such supporting documentation as may be reasonably requested by the Agent; and

     (h) the Borrower shall have paid all fees and expenses owing on the Closing Date by the Borrower to the Credit Parties.

The Agent shall promptly notify each of the other Credit Parties and the Borrower of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

     Section . Credit Extensions.

     In addition to the requirements set forth in Section 3.01, the obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligation of an LC Issuing Bank to issue, amend, renew or extend a Letter of Credit on the occasion of a request therefor by the Borrower are each subject to the satisfaction of the following conditions (in addition to those set forth in Section 2.16(d), if applicable):

          () receipt (i) by the Agent of a Notice of Borrowing as required by Section 2.02 or Section 2.03, as the case may be, in the case of a Borrowing or (ii) by such LC Issuing Bank of a notice as required by
Section 2.16, in the case of a Letter of Credit;

          ()   the fact that, after giving effect to such  Credit  Extension, the Aggregate Usage will not exceed the aggregate amount of the Commitments;

          ()   the  fact  that,  immediately  before  and  after  such Credit
Extension, no Default shall have occurred and be continuing;

          () the fact that the representations and warranties of the Borrower contained in this Agreement (other than the representations and warranties set forth in Sections 4.04(c), 4.05(a), 4.06, 4.07 and 4.11(b)) shall be true in all material respects on and as of the date of such Credit Extension; and

          (e) with respect to any Credit Extension to be made on the Closing Date, the fact that the representations and warranties of the Borrower contained in Sections 4.04(c), 4.05(a), 4.06, 4.07 and 4.11(b) shall be true in all material respects on and as of the Closing Date.

Each Credit Extension shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Extension as to the facts specified in clauses (b), (c) and (d) of this Section. Each Credit Extension arising out of an Auto- Extension LC shall be deemed to occur on the last Business Day upon which the LC Issuing Bank that issued such Auto- Extension LC could have, in accordance with the terms of such Auto- Extension LC, given notice the effect of which would have been to prevent the automatic extension of such Auto- Extension LC.


                                  ARTICLE

                       REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Agent and the Banks that:

     Section . Corporate Existence and Power.

     The Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and (b) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except, with respect to clause (b), where failure to do so could not reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section . Corporate and Governmental Authorization; No Contravention.

     The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within its corporate or limited liability company powers or other organizational powers, as the case may be, have been duly authorized by all necessary corporate or limited liability company or other requisite action, as the case may be, require no material action by or in respect of, or material filing with, any Official Body and do not contravene, or constitute a default under, any material provision of any applicable law or regulation or of the certificate of incorporation or by-laws or certificate of formation or operating agreement, as the case may be, of such Obligor or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any Subsidiary or result in the creation or imposition of any Lien on any material asset of such Obligor or any Subsidiary.

     Section . Binding Effect.

     This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity). The Subsidiary Guaranty Agreement, when executed and delivered by each Obligor, will constitute a valid and binding agreement of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     Section . Financial Information.

     () The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2009, and the related statements of consolidated income, consolidated cash flows and consolidated shareholders' equity for the fiscal year then ended, reported on by KPMG LLP and set forth in the Borrower's 2009 Annual Report to Shareholders, a copy of which has been delivered to the Agent (for posting on Intralinks for the Banks or otherwise), fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     () The unaudited condensed consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 2010, and, the related unaudited condensed statements of consolidated income and consolidated cash flows for the six months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of each of which has been delivered to the Agent, fairly present, on a basis consistent with the financial statements referred to in subsection (a) of this Section (except as otherwise disclosed therein), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments and the absence of footnotes).

     () As of the Closing Date, there has been no material adverse change since December 31, 2009, in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section . Litigation.

     There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (a) as of the Closing Date, which could reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or (b) instituted by the Borrower or any of its Subsidiaries which in any manner draws into question the validity of any Financing Document.

     Section . Compliance with ERISA.

     As of the Closing Date, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except to the extent that noncompliance could not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole. As of the Closing Date, no member of the ERISA Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, except to the extent such Lien, bond or other security could not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, except to the extent such liability could not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section . Environmental Matters.

     As of the Closing Date, to the knowledge of the Borrower, liabilities and costs of the Borrower and its Subsidiaries associated with compliance with Environmental Laws are unlikely (after taking into account the Borrower's reserves for such liabilities and costs) to result in a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section . Taxes.

     The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except for (a) any taxes or assessments, the amount of which is not individually or in the aggregate material or (b) any taxes or assessments being contested in good faith. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

     Section . Subsidiaries.

     As of the Closing Date, each of the Borrower's Subsidiaries is a corporation, limited liability company or other legal Person duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has all corporate, limited liability company or organizational, as the case may be, powers and all governmental licenses, authorizations, consents and approvals required to carry, on its business as now conducted, except where failure to do so could not reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole. As of the Closing Date, each Subsidiary Guarantor is a Wholly-Owned Subsidiary of the Borrower.

     Section . Not an Investment Company; Federal Reserve Regulations.

     (a) Neither the Borrower nor any Subsidiary Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (b) Immediately before and after giving effect to each Credit Extension, Margin Stock (within the meaning of Regulation U) will constitute less than 25% of the Borrower's assets as determined in accordance with Regulation U.

     Section . Full Disclosure.

     (a) All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, taken as a whole, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts (which shall be deemed to include facts contained in the Borrower's publicly available filings with the Securities Exchange Commission) which materially and adversely affect or could reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement.

     (b) As of the Closing Date, the Borrower has disclosed to the Agent in writing any and all facts (which shall be deemed to include facts contained in the Borrower's publicly available filings with the Securities Exchange Commission) which materially and adversely affect or could reasonably be expected to materially and adversely affect the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole.


                                  ARTICLE

                                  COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment or any Loan or LC Liability remains outstanding, which in the case of any LC Liability has not been fully cash collateralized (or supported by other credit enhancement) in form and substance reasonably satisfactory to the Agent and each LC Issuing Bank:

     Section . Information.

     The Borrower will deliver to the Agent:

          () as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related audited statements of consolidated income, consolidated cash flows and consolidated shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by KPMG LLP or other independent public accountants of nationally recognized standing;

          () as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the condensed consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, the related condensed statements of income and consolidated cash flows for such quarter and the related condensed statements of income and consolidated cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of consolidated income and consolidated cash flows in comparative form the figures for the corresponding periods of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments and the absence of footnotes) as to fairness of presentation in all material respects by the chief financial officer or the chief accounting officer of the Borrower;

          () simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07, 5.08, 5.09 and 5.12 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          () simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants (to the extent available from such firm) which reported on such statements as to whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements (to the extent such firm is willing to provide such a statement on commercially reasonable terms);

          () within five Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          ()   promptly upon the mailing thereof to the  shareholders  of the
Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          () promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          () promptly if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, which could, when aggregated with any liability incurred by any member of the ERISA Group as a result of any other such withdrawal liability, reorganization, insolvency or termination, give rise to aggregate liabilities of the ERISA Group in excess of $75,000,000, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under
Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
Section 4063 or ERISA, which could, when aggregated with any liability incurred by any member of the ERISA Group as a result of any other such withdrawal, give rise to aggregate liabilities of the ERISA Group in excess of $75,000,000, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted in the imposition of a Lien or the posting of a bond or other security valued in an amount when aggregated with the value of any other such Lien, bond or security imposed on any member of the ERISA Group in excess of $75,000,000, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

           () from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request (provided that delivery of such information does not result in (x) a breach of any confidentiality agreement or obligation with a third party or (y) disclosure of information subject to attorney-client privilege or constitutes attorney work product); and

          () promptly such other information with documentation required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations (including, without limitation, the Patriot Act), as from time to time may be reasonably requested by the Agent or any Bank.

     Section . Payment of Obligations.

     The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective obligations and liabilities, including, without limitation, tax liabilities, except where
(a) the same are contested in good faith by appropriate proceedings or (b) such non-payment could not reasonably be expected to have a material adverse affect on the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     Section . Maintenance of Property; Insurance.

     () The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition (ordinary, wear and tear and unexpected accidents or catastrophes excepted), except to the extent the non-maintenance of which could not reasonably be expected to have a material adverse affect on the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole.

     () The Borrower will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance against liabilities to third parties, casualties affecting property used in its business and other risks of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations; provided that, in lieu of any such insurance, the Borrower or any such Subsidiary may maintain a system or systems of self-insurance and reinsurance which will accord with sound practices of similarly situated corporations maintaining such systems and with respect to which the Borrower or such Subsidiary will maintain adequate insurance reserves, all in accordance with generally accepted accounting principles and in accordance with sound insurance principles or practice.

     Section . Conduct of Business and Maintenance of Existence.

     The Borrower will continue, and will cause its Subsidiaries, taken as a whole, to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries or reasonable extensions thereof or activities ancillary thereto or related to in the same or similar line of business as now conducted, and will preserve, renew and keep in full force and effect, and will cause its Subsidiaries, taken as a whole, to preserve, renew and keep in full force and effect their respective corporate or limited liability company or other organizational existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (a) any merger or consolidation permitted by Section 5.10, or
(b) the termination (whether by dissolution, liquidation or wind-up) of the corporate or limited liability company or other organizational existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks. The Borrower will not amend, or permit any Subsidiary to amend, its certificate of incorporation, by-laws or other organizational documents without the prior written consent of the Required Banks if such amendment would have a material adverse effect on the ability of the Borrower or any of its Subsidiaries to comply with the terms of the Financing Documents or the ability of the Agent and the Banks to enforce their rights thereunder.

     Section . Compliance with Laws.

     The Borrower will comply, and will cause each Subsidiary to comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) failures to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.

     Section . Inspection of Property, Books and Records.

     The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit, and will cause any Significant Subsidiary to permit representatives of any Bank, at such Bank's expense, to visit and inspect any of their respective properties to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent accountants, in each case to the extent reasonably requested by such Bank to enable it to evaluate the credit of the Borrower and such Significant Subsidiary, confirm the Borrower's compliance with the provisions of the Financing Documents, exercise and enforce such Bank's rights under the Financing Documents or otherwise make decisions relating thereto, but subject to any limitations imposed by law or by confidentiality agreements binding on the Borrower or the relevant Significant Subsidiary and excluding materials subject to attorney-client privilege or attorney work product. Such visits, inspections, examinations and discussions shall be conducted at such reasonable times and on reasonable prior notice and as often as the relevant Bank or Banks may reasonably request and the Borrower shall be entitled to participate in or observe all such visits, inspections, examinations and discussions; provided, that no more than two such inspections, examinations or discussions may be made in any fiscal year so long as no Event of Default has occurred and is continuing.

     Section . Debt.

     Total Debt of all Subsidiaries then outstanding will at no time exceed $75,000,000; provided that such total Debt shall not include:

          (a)  Debt of a Subsidiary owing to the Borrower;

          (b) Debt of a Subsidiary owing to another Subsidiary (except, in the case of Debt held by a Subsidiary that is not wholly owned, directly or indirectly, by the Borrower, the portion of such Debt allocable, on a pro rata basis, to the minority interest);

          (c) Guarantees by a Subsidiary of Debt of the Borrower or Debt of another Subsidiary;

          (d) Debt of a Subsidiary outstanding on September 30, 2010, and listed on Schedule 5.07 or any refinancing of such Debt, provided that the principal amount of refinancing Debt excluded from total Debt pursuant to this clause (d) shall not exceed the principal amount of the Debt refinanced thereby (plus accrued interest owing thereon and the amount of fees, premiums and expenses charged or otherwise paid in connection with any such refinancing);

          (e) Debt of a Subsidiary secured by a purchase money Lien or in respect of capitalized lease obligations permitted by Section 5.09(b) (or any refinancing thereof); provided that the aggregate outstanding principal amount of all Debt of the Borrower or all Subsidiaries excluded from total Debt pursuant to this clause (e) shall not at any time exceed $150,000,000.00 (plus accrued interest owing thereon and the amount of fees, premiums and expenses charged or otherwise paid in connection with any such refinancing);

          (f) Debt of a Subsidiary existing at the time of acquisition of such Subsidiary by the Borrower or another Subsidiary and not created in contemplation thereof (and any refinancing thereof); provided that the principal amount of refinancing Debt excluded from total Debt pursuant to this clause (f) shall not exceed the principal amount of the Debt refinanced thereby (plus accrued interest owing thereon and the amount of fees, premiums and expenses charged or otherwise paid in connection with any such refinancing);

          (g) Debt of a Subsidiary secured by Liens permitted by Section 5.09(c) or Section 5.09(d) (and any refinancing thereof); provided that the principal amount of refinancing Debt excluded from total Debt pursuant to this clause (g) shall not exceed the principal amount of the Debt refinanced thereby (plus accrued interest owing thereon and the amount of fees, premiums and expenses charged or otherwise paid in connection with any such refinancing);

          (h)  Guarantees by a Subsidiary of Debt of an ESOP Trust; and

          (i) Debt pursuant to any Receivables Financing so long as the aggregate outstanding amount of Debt of the SP Sub pursuant thereto does not exceed $300,000,000.00 at any one time.

As used herein, the term "ESOP Trust" means a trust created under an employee stock ownership plan as defined in Section 407(d)(6) of ERISA which benefits employees of a member of the ERISA Group.

     Section . Leverage Ratio.

     The ratio of (a) Consolidated Debt (minus unrestricted cash and cash equivalents, marketable securities with a maturity date of 90 days or less (provided that such marketable securities, if short-term, have an A-1 rating by S&P or F-1 rating by Fitch or, if long-term, an A rating or better by S&P or the Fitch's equivalent) in each case, at the time of acquisition, of the Borrower and its Subsidiaries, taken as a whole, in excess of $100,000,000.00) to (b) Consolidated EBITDA for the immediately preceding four fiscal quarter period in respect of which financial statements were delivered to the Agent pursuant to Section 5.01, shall at all times be less than or equal to 3.50 to 1.

     Section . Negative Pledge.

     Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          () any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary, and not created in contemplation of such event at the request of the Borrower or any of its Subsidiaries or for the benefit of any of their respective creditors (other than creditors of such Person);

          () (i) any purchase money Lien on any property (including accessions thereto and proceeds thereof) acquired by the Borrower or any Subsidiary or hereafter constructed or improved by the Borrower or any Subsidiary, to secure or provide for the payment of all or a part of the purchase price thereof, or any Debt incurred to finance the purchase thereof or cost of construction or cost of improvement of such property and for which a bona fide firm commitment in writing was executed prior to, contemporaneously with or within l80 days after acquisition of such property, or the completion of construction or improvement thereof, as the case may be, provided that no such Lien shall extend to any other property (other than proceeds, replacements, accessions and improvements thereof or thereto) of the Borrower or any Subsidiary and (ii) any Lien relating to capitalized lease obligations of the Borrower or any Subsidiary;

          () any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event at the request of the Borrower or any of its Subsidiaries or for the benefit of any of their respective creditors (other than creditors of such Person);

          () any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition at the request of the Borrower or any of its Subsidiaries or for the benefit of any of their respective creditors;

          () any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section or by clause (k) below, provided that such Debt is not increased (except accrued interest owing thereon and in the amount of fees, premiums and expenses charged or otherwise paid in connection with such transaction) and is not secured by any additional assets;

          () any Lien on (i) the common stock or other ownership interest of any Subsidiary Guarantor, but only if after giving effect to such Lien or other ownership interest the Borrower would own, directly or indirectly, at least 80% of the common stock of such Subsidiary Guarantor free and clear of Liens or (ii) the common stock or other ownership interest of any other Subsidiary;

          ()   Liens for  taxes,  assessments  or  other governmental charges which are not yet due and payable or that are being contested in good faith;

          (h) (i) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens), (ii) Liens directly or indirectly securing (1) any obligation under an indemnity, performance guarantee or similar undertaking or guarantee thereof issued by or on behalf of the Borrower or its Subsidiaries, (2) any obligation to reimburse or indemnify any other Person in connection with a performance guaranty or similar undertaking or guarantee thereof issued by or on behalf of the Borrower or its Subsidiaries, which indemnity, guarantee or undertaking in either case (1) or (2) above is issued to secure or support any contract or other obligation (other than a contract or other obligation evidencing Debt of the Borrower and its Subsidiaries) entered into by or otherwise binding upon the Borrower or any of its Subsidiaries in the ordinary course of business, (iii) Liens directly or indirectly created to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or nonqualified benefit plans, (iv) Liens of customs or revenue authorities in the ordinary course of business, or (v) Liens with respect to cash or cash equivalents securing defeased (legal or covenant) liabilities or obligations which are to be redeemed or which are to be discharged;

          (i) Liens resulting from judgments not constituting an Event of Default;

          (j) Liens securing debt of a Subsidiary owed to the Borrower or to a Subsidiary Guarantor;

          (k)  Liens  in  existence  as  of  the  Closing  Date and listed on
     Schedule 5.09;

          (l) leases, subleases, survey exceptions, easements, rights-of-way, restrictions and other similar charges or encumbrances incidental to the ownership of property or assets or the ordinary conduct of the Borrower or any Subsidiary's business;

          (m) Liens on property of the Borrower or any Subsidiary (except Liens on the capital stock or debt of the Borrower or any Subsidiary Guarantor) in favor of the United States of America or any state thereof, or any agency or political subdivision of either, or in favor of any other country or agency or political subdivision thereof, in each case (i) to secure payments (other than Debt) pursuant to contract or statute in the ordinary course of business or (ii) to secure Debt created, incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens, including Liens incurred in connection with pollution control, industrial revenue bond or other similar financings;

          (n) other Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $50,000,000.00 and (iii) do not in the aggregate materially detract from the value of the assets of the Borrower and its Subsidiaries or materially impair the use thereof in the operation of their business, taken as a whole;

          (o) any Lien on accounts receivable if, immediately after such Lien arises, the aggregate uncollected balance of all accounts receivable sold or subjected to Liens by the Borrower and its Subsidiaries would not exceed 15% of the consolidated accounts receivable of the Borrower and its Subsidiaries as of the end of its then most recently ended fiscal quarter (excluding, for purposes of this clause (o) accounts receivable charged off in accordance with the charge-off policies applicable to the unsold accounts receivable of the Borrower and its Subsidiaries) for which financial statements were delivered to the Agent pursuant to Section 5.01;

          (p) Liens on assets of the SP Sub (including, without limitation, assets purported to be transferred, assigned, contributed or conveyed to the SP Sub) arising under any Receivables Financing; and

          (q) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt or other obligations if, immediately after giving effect to the incurrence thereof, the Debt or other obligations secured by such Liens would not exceed 15% of Consolidated Net Tangible Assets as of the end of the immediately preceding fiscal quarter of the Borrower for which financial statements were delivered to the Agent pursuant to
          Section 5.01.

     Section . Consolidations, Mergers and Sales of Assets.

     The Borrower will not, and will not permit any Subsidiary to, consolidate or merge with, or sell, lease or otherwise transfer any of its assets to, any Person or dissolve, liquidate or wind up its affairs (other than in accordance with Section 5.04(ii)), except that nothing in this
Section 5.10 shall prohibit:

          (a) the merger or consolidation of the Borrower with or into another Person if the entity surviving such consolidation or merger is the Borrower,

          (b) the merger or consolidation of a Subsidiary Guarantor with or into another Person if the entity surviving such consolidation or merger is or becomes a Subsidiary Guarantor in accordance with Article 3 of the Subsidiary Guaranty Agreement,

          (c) the merger or consolidation of a Subsidiary (other than a Subsidiary Guarantor) with or into another Person if the entity surviving such consolidation or merger is the Borrower or a Subsidiary, provided that if such other Person is the Borrower or a Subsidiary Guarantor, the Borrower or such Subsidiary Guarantor is the surviving entity,

          (d) sales of accounts receivable and related assets in connection with any Receivables Financing,

          (e) the sale, lease or transfer by the Borrower or any Subsidiary of the Borrower of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary;

          (f)  the transfer of cash or cash equivalents;

          (g) any sale, lease or other transfer of any asset (including, in the case of clause (ii) pursuant to a merger or consolidation) either (i) in the ordinary course of business or (ii) for fair value if after giving effect thereto, the aggregate consideration received for all of their assets sold, leased or otherwise transferred under this clause (ii) during any fiscal year of the Borrower does not exceed $100,000,000.00;

provided that, in the case of (A) any such merger or consolidation or (B) any such sale, lease or other transfer of any asset not in the ordinary course of business, no Default shall have occurred and be continuing after giving effect thereto.

     Section . Use of Proceeds.

     Each Credit Extension will be used by the Borrower and its Subsidiaries to refinance Debt existing immediately prior to the Closing Date and/or for general corporate purposes, including, without limitation, acquisitions by the Borrower or any of its Subsidiaries. No Loan or Letter of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     Section . Fixed Charge Coverage.

     The ratio of Consolidated EBITDAR to Consolidated Fixed Charges shall be, as of the last day of each fiscal quarter (beginning with the fiscal quarter ended December 31, 2010), greater than or equal to 1.875 to 1 for the most recently ended four fiscal quarters for which financial statements were delivered to the Agent pursuant to Section 5.01.

     Section . Transactions with Third Party Affiliates.

     The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Third Party Affiliate; provided that nothing in this Section 5.13 shall prohibit:

          ()   the  Borrower  from declaring or paying any lawful dividend so long as, immediately after giving effect thereto, no Default would occur or be continuing;

          () the Borrower or any Subsidiary from making sales to or purchases from any Third Party Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Third Party Affiliate, if such sales or purchases are made or such services are rendered on a basis no less advantageous to the Borrower or such Subsidiary than would be the case in an arm's-length transaction;

          () the Borrower or any Subsidiary from making payments of principal, interest and premium on any Debt of the Borrower or such Subsidiary held by a Third Party Affiliate if the terms of such Debt are established on a basis no less advantageous to the Borrower or such Subsidiary than would be the case in an arm's-length transaction; or

          () the Borrower or any Subsidiary from participating in or effecting any transaction in connection with any joint enterprise or other joint arrangement with any Third Party Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Third Party Affiliate participates.

     Section .14Anti-Terrorism Laws.

     The Borrower shall not and shall  not  permit any of its Subsidiaries to
(a) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the Patriot Act or any other anti-terrorism law, except in each case where the failure to do so is not reasonably likely to constitute a material adverse effect on the financial condition, or business prospects of the Borrower or any Subsidiaries or the ability of them to comply with the terms of the Financing Agreement, or expose the Agent or any Bank to liability. The Borrower shall deliver to the Banks any certification or other evidence reasonably requested from time to time by any Bank in its sole discretion, confirming Borrower's compliance with this Section 5.14.

     Section 5.15Acquisitions.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person (other than a Subsidiary), provided that the Borrower or any Subsidiary may acquire, whether by purchase or by merger, (a) all of the ownership interests of another Person or
(b) substantially all of assets of another Person or of a business or division of another Person provided that each of the following requirements is met:

          (i) no Default shall exist immediately prior to and after giving effect to such Acquisition;

          (ii) in the case of such an acquisition of the capital stock or other equity interest of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition;

          (iii)with respect to any such acquisition in excess of $75,000,000, the Borrower shall demonstrate that it shall be in compliance with the covenants contained in Section 5.08 and Section 5.12 after giving effect to such acquisition (including in such computation Debt or other liabilities assumed or incurred in connection with such acquisition and calculating Consolidated EBITDA as if such acquisition had occurred on the first day of the most recent four fiscal quarter period for which financial statements have been delivered), on a pro forma basis for the most recent four quarter period for which financial statements have been delivered, by delivering on or before the date of such acquisition a certificate in the form of the certificate required pursuant to Section 5.01(c) evidencing such compliance; and

          (iv) if requested by the Agent or the Required Banks, with respect to any such acquisition in excess of $75,000,000, the Borrower shall deliver to the Agent copies of any material agreements entered into in connection with such acquisition, together with such other information about such Person or its assets as is available to the Borrower as the Agent (or the Required Banks) may reasonably require (subject to any confidentiality restrictions).

                                  ARTICLE

                                  DEFAULTS

     Section . Events of Default.

     If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          () the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due, or shall fail to pay within three Business Days of the due date thereof any interest, fees or other amount payable hereunder or in connection herewith;

          ()   the  Borrower  shall  fail  to observe or perform any covenant contained in Sections 5.01(e), 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13, 5.14
and 5.15 or in Section 3.01 of the Subsidiary Guaranty Agreement;

          () the Borrower shall fail to observe or perform any covenant or agreement contained in (i) any Financing Document (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank, or (ii)
Section 5.01(a) or (b) for 15 days or (iii) Section 5.01(c) for 30 days;

          () any representation, warranty, certification or statement made by the Borrower or any Subsidiary Guarantor in any Financing Document or any amendment thereof or in any certificate, financial statement or other document delivered pursuant to any Financing Document shall prove to have been incorrect in any material respect when made (or deemed made);

          () the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt within three Business Days after such payment is due or, if longer, within any grace period otherwise applicable to such payment;

          () any event or condition shall occur which results in the acceleration of the maturity of Material Debt or enables the holders of Material Debt or any Person acting on their behalf to accelerate the maturity thereof;

          () the Borrower, any Significant Subsidiary, or group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary, shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          () an involuntary case or other proceeding shall be commenced against the Borrower, any Significant Subsidiary, or group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief in such involuntary case or proceeding shall be entered against the Borrower, any Significant Subsidiary, or group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary, under the federal bankruptcy laws as now or hereafter in effect;

          () any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $75,000,000.00 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudication that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $75,000,000.00;

          () a final judgment or order for the payment of money in excess of $75,000,000.00 (to the extent not covered by insurance, net of any applicable deductible) shall be entered or filed against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied, unvacated and unstayed for a period of 60 days;

          ()   any  person  or  group  of  persons  (within  the  meaning  of
Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower or Continuing Directors shall cease to constitute a majority of the Borrower's board of directors;

          (l) the Borrower or any Subsidiary Guarantor shall take any action that causes the guarantee by any Subsidiary Guarantor set forth in the Subsidiary Guaranty Agreement to be revoked or invalidated, or to cease to be in full force and effect (other than pursuant to Section 4.03 of the Subsidiary Guaranty Agreement), or the Borrower or any Subsidiary Guarantor (or any Person acting on behalf of the Borrower or any Subsidiary Guarantor) shall deny or disaffirm any of the obligations of any Subsidiary Guarantor set forth in the Subsidiary Guaranty Agreement (except to the extent such obligations have ceased to be in effect pursuant to Section 4.03 of the Subsidiary Guaranty Agreement);

then, and in every such event, the Agent may, and upon the request by the Required Banks, shall (i) if requested, by notice to the Borrower terminate the Commitments and they shall thereupon terminate and (ii) by notice to the Borrower declare the unpaid principal amount of the Loans (together with accrued interest thereon) to be, and the unpaid principal amount of the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to any Obligor or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the unpaid principal amount of the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section . Notice of Default.

     The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE

                         THE AGENT AND THE CO-AGENTS

     Section . Appointment and Authorization.

     Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and perform such duties under the Financing Documents as are expressly delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article 7 (other than Section 7.10) are solely for the benefit of the Agent, the Banks and the Issuing Banks, and the Borrower shall not have rights as a third party beneficiary or otherwise under this Article 7 (other than Section 7.10).

     Section . Agent and Affiliates.

     PNC shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. PNC and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary, or affiliate of the Borrower, as if it were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, the Agent or its affiliates may receive information regarding any Obligor or its affiliates (including information that may be subject to confidentiality obligations in favor of such Obligor or such affiliate) and acknowledge that the Agent and its affiliates shall be under no obligation to provide such information to them.

     Section . Action by Agent.

          The obligations of the Agent under the Financing Documents are only those expressly set forth therein. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Financing Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Financing Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Financing Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Financing Document or applicable law. Further, the Agent shall not, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its affiliates that is communicated to or obtained by the Person serving as the Agent or any of its affiliates in any capacity.


     Section . Consultation with Experts; Delegation of Duties.

     The Agent may consult with legal counsel (who may be counsel for an Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agent may execute any of its duties under this Agreement or any other Financing Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by the Agent.

     Section . Liability of Agent.

     Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks or (b) in the absence of its own gross negligence or willful misconduct as determined in a final order by a court of competent jurisdiction. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith.

     Section . Reliance by the Agent.

     () The Agent shall be entitled to rely, and shall not incur any liability by acting in reliance, upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile transmission, email communication or similar writing) believed by it to be genuine or to be signed by the proper party or parties. The Agent shall be fully justified in failing or refusing to take any action under any Financing Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     (b)  For   purposes   of  determining  compliance  with  the  conditions
specified in
     Section 3.01, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank.

     Section . Notice of Default.

     The Agent shall be deemed not to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default as may be directed by the Required Banks in accordance with Article 6; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.

     Section . Indemnification.

     Each Bank shall indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower), against any Indemnified Liabilities (except for any such Indemnified Liabilities that result from such Indemnitees' gross negligence or willful misconduct, provided that no action taken in accordance with the direction of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section), in each case ratably in accordance with its Percentage (or in the event that the aggregate Commitments have expired or otherwise terminated, in accordance with its pro rata share of the aggregate Outstanding Committed Exposure of all Banks).

     Section . Credit Decision.

     Each Bank acknowledges that it has, independently and without reliance upon the Agent, its affiliates or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank acknowledges that neither the Agent, its affiliates nor any other Bank has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Obligor or any affiliate thereof, shall be deemed to constitute any representation or warranty by the Agent or its affiliates to any Bank as to any matter, including whether the Agent or its affiliates have disclosed material information in their possession. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, its affiliates or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent herein, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Obligors or any of their respective affiliates which may come into the possession of the Agent or its affiliates.

     Section . Successor Agent.

     The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right, with the prior consent (such consent not to be unreasonably withheld) of the Borrower provided that no Default has occurred and is continuing, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks (with the Borrower's consent, to the extent required), and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000.00. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section . Additional Agents.

     No Bank identified as a "syndication agent", "joint lead arranger" or "joint book runner" on the facing page hereof, on the signature pages hereto or otherwise herein shall have any right, power, obligation, liability, responsibility or duty of any kind under the Financing Documents (except those applicable to it in its capacity as a Bank) or any fiduciary relationship with any other Bank.


                                  ARTICLE

                           CHANGE IN CIRCUMSTANCES

     Section . Basis for Determining Interest Rate Inadequate or Unfair.

     If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing:

          ()   the  Agent  determines  that  deposits   in  Dollars  (in  the
applicable amounts) are not being offered in the relevant market for such Interest Period, or

          () Banks having 50% or more of either the aggregate Commitments or the aggregate principal amount of the affected Loans advise the Agent that the Adjusted London Interbank Offered Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     Section . Illegality.

     If after the date hereof, the adoption of any applicable law, rule or regulation (including statutes, directives, guidelines and decisions), or any change in any applicable law, rule or regulation (including statutes, directives, guidelines and decisions), or any change in the interpretation or administration thereof by any governmental authority, central bank, comparable agency, instrumentality, regulatory body, or other entity exercising executive, legislative, judicial, taking, regulatory or administrative powers or functions of or pertaining to the government charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, comparable agency, instrumentality, regulatory body, or other entity exercising executive, legislative, judicial, taking, regulatory or administrative powers or functions of or pertaining to the government (provided however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to have been enacted, adopted or issued after the date of this Agreement, regardless of the date enacted, adopted or issued (even if enacted, adopted or issued before the date hereof)) shall make it unlawful or impossible for any Bank (or its Applicable Lending Office) to make or fund any Euro-Dollar Loan, or maintain its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make or fund Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

     Section . Increased Cost and Reduced Return.

()   If after the date hereof, in the case of any Committed Loan, Swingline
Loan, Letter of Credit, Reimbursement Obligation or any obligation to make Committed Loans or to issue Letters of Credit, the adoption of any applicable law, rule or regulation, including without limitation any statute, directive, guideline and decision, or any change in any applicable law, rule or regulation (including statutes, directives, guidelines and decisions), or any change in the interpretation or administration thereof by governmental authority, central bank, comparable agency, instrumentality, regulatory body, or other entity exercising executive, legislative, judicial, taking, regulatory or administrative powers or functions of or pertaining to the government, charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, comparable agency, instrumentality, regulatory body, or other entity exercising executive, legislative, judicial, taking, regulatory or administrative powers or functions of or pertaining to the government adopted after the date hereof (provided however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to have been enacted, adopted or issued after the date of this Agreement, regardless of the date enacted, adopted or issued (even if enacted, adopted or issued before the date hereof)) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note, its Reimbursement Obligations or its obligation to make Euro-Dollar Loans or issue Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan or issuing any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note, if any, with respect thereto, by an amount deemed by such Bank to be material, then, within 30 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided, however, that the Borrower shall not be obligated to pay any such amounts in respect of taxes, which shall be governed exclusively by Section 8.04.

     () If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     () Each Bank will use its best efforts promptly to notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts contemplated by this
Section 8.03 which were incurred by such Bank more than 180 days prior to the date of such demand, such 180 day period to be extended to the extent that the event entitling such Bank to compensation pursuant to this Section is retroactive.

     Section . Taxes.

     () Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Bank and the Agent, taxes imposed on or measured by its income or profits (however denominated) and franchise taxes or similar taxes imposed on it on the basis of or measured by its net income or net profits (A) by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or has its principal office, or any political subdivision thereof, (B) by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof and (C) by any jurisdiction solely as a result of a present or former connection between such Bank or Agent and such jurisdiction (other than any such connection arising solely from such Bank or Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement), (ii) any branch profits taxes imposed by the United States or any similar tax imposed on or measured by the withdrawal or diminution of earnings associated with a branch or office located in any other jurisdiction imposed by such other jurisdiction, (iii) any withholding tax that is imposed on amounts payable to such Bank or Agent at the time it becomes a party hereto (or designates a new lending office), except to the extent that such Bank or Agent (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 8.04 and (iv) any tax that is imposed as a result of a Bank's or Agent's failure to comply with Sections 1471 through 1474 of the Internal Revenue Code as in effect as of the date of this Agreement and any regulations or official guidance thereunder (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be
increased  as  necessary  so  that  after  making  all  required   deductions
(including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority, or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     () In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

     () The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, but excluding any Other Taxes imposed as a result of a transfer or sale by a Bank of a participation in any of its interest in a Loan. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

     () (i) Each Bank (or Assignee or Participant of a Bank) and Agent shall deliver such forms or other documentation prescribed by applicable law or reasonably requested by the Borrower or Agent as will enable the Borrower or Agent to determine (A) whether or not such Bank is subject to withholding or information reporting and (B) if applicable, the required rate of withholding.

     (ii) Without limiting the generality of the foregoing:

          (A) Each Bank (or Assignee or Participant of a Bank) and Agent that is a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Agent two (2) duly completed and executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent, as the case may be, to determine whether or not such Bank is subject to backup withholding or information reporting requirements.

          (B) Each Bank (or Assignee or Participant of a Bank) and Agent that is not incorporated under the laws of the United States of America or a state thereof (each, a "Foreign Bank") agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed applicable valid Withholding Certificates certifying its status (i.e. U.S. or foreign person) and, if applicable, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" means a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under * 1.1441-1(e)(2) and/or (3) of the Treasury Regulation (the "Regulations") or otherwise under the Internal Revenue Code; a statement described in * 1.871-14(c)(2)(v) of the Regulations; a duly executed certificate to the effect that such Foreign Bank is not (1) a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (2) a ten-percent shareholder (within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code) of the Borrower or (3) a controlled foreign corporation described in Section 881(c)(3)(C) of the Internal Revenue Code; any other applicable certificates under the Internal Revenue Code or Regulations; and, for purposes of Section 8.04(d)(iii), the forms and documentation required under Section 8.04(d)(ii)(A).

     (iii)Each Bank, Agent, Assignee or Participant required to deliver to the Borrower and the Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (i) each Bank and Agent which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate no later than the earlier of
(A) the date such Bank or Agent becomes a party to this Agreement or (B) at least five (5) Business Days prior to the first date on which any interest or fees are payable hereunder to the account of such Bank or Agent; (ii) each Assignee or Participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent and Borrower in their sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent or Borrower). Each Bank, Agent, Assignee or Participant which so delivers a valid Withholding Certificate shall also deliver to each of the Borrower and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Agent and the Borrower shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under * 1.1441-7(b) of the Regulations. Further, the Agent and the Borrower are indemnified under * 1.1461-1(e) of the Regulations against any claims and demands of any Bank, Agent, or Assignee or Participant of a Bank for the amount of any tax it deducts and withholds in accordance with regulations under * 1441 of the Internal Revenue Code. If the form provided by a Bank or Agent at the time such Bank or Agent first becomes a party to this Agreement indicates a United States withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04.

     () For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04, including the receipt of additional amounts pursuant to
Section 8.04(a), with respect to Taxes that are attributable to such failure; provided that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     () Each Bank, Agent, Assignee and Participant shall promptly notify the Borrower and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction. If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

     Section . Base Rate Loans Substituted for Affected Fixed Rate Loans.

     () If (i) the obligation of any Bank to make, or continue or convert outstanding Loans as or into, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or Section 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section 8.05(a) shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall be made or continued instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans, of the other Banks). If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer exist, the principal amount of each such Base Rate Loan that was a Euro-Dollar Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks; provided that any such Bank shall be obligated to provide such notice when such circumstances no longer exist.

     () If (i) any Bank has demanded compensation under Section 8.03 with respect to its Euro-Dollar Loans, or (ii) the Borrower has become obligated to pay any Taxes or other amounts to or for the account of any Bank pursuant to Section 8.04, and the Borrower shall, by at least five Business Days' prior notice to the Banks through the Agent, have elected that the provisions of this Section 8.05(b) shall apply to all of the Banks, then the Borrower shall, on the fifth Business Day following such notice, prepay in full the then outstanding principal amount of each outstanding Euro-Dollar Loan of each Bank, together with accrued interest thereon.

     Section . Substitution of Banks.

     If (a) any Bank has demanded compensation under Section 8.03, (b) the Borrower has become obligated to pay any Taxes or other amounts to or for the account of any Bank pursuant to Section 8.04 (such Bank, in either clause (a) or (b), an "Increased Cost Bank"), (c) any Bank has become a Defaulting Bank and has failed to cure its default within five days after the Borrower's request that it cure such default or (d) in connection with any proposed amendment, modification, termination, waiver or consent contemplated by Sections 9.05(b) to 9.05(f), inclusive, the consent of Required Banks shall have been obtained but the consent of one or more of such other Banks (each a "Non-Consenting Bank") whose consent is required has not been obtained, in each case, then, with respect to each such Increased Cost Bank, Defaulting Bank or Non-Consenting Bank (each a "Selling Bank"), the Borrower shall have the right, with the assistance of the Agent, to seek one or more banks or other institutions satisfactory to the Borrower and the Agent (collectively, the "Purchasing Banks") willing to purchase the Selling Bank's Loans, its participation interests of any unpaid Reimbursement Obligations and Swingline Loans and assume the Commitment of the Selling Bank, all on the terms specified in this Section 8.06. The Selling Bank shall be obligated (and hereby irrevocably agrees) to sell its Loans and its participation interests in any unpaid Reimbursement Obligations and Swingline Loans to such Purchasing Bank or Banks (which may include one or more of the Banks) in accordance with the provisions of Section 9.06(c) within 5 days after receiving notice from the Borrower requiring it to do so, at an aggregate price equal to the outstanding principal amount of Loans held by the Selling Bank and any amounts funded by the Selling Bank with respect to its participation interests in unpaid Reimbursement Obligations or Swingline Loans, plus unpaid interest accrued thereon to but excluding the date of sale. In connection with any such sale, and as a condition thereof, the Borrower shall pay to the Selling Bank all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Selling Bank at least two Business Days prior to such sale, (i) the amount of any indemnity which would be due to the Selling Bank under Section 2.14 if the Borrower had prepaid the outstanding Euro-Dollar Loans of the Selling Bank on the date of such sale and (ii) any additional compensation, Taxes or other amounts accrued for its account under Section 8.03 or Section 8.04, as applicable, to but excluding, said date (it being understood that the Selling Bank shall retain its right to be compensated after the date of such sale for any such accrued amounts remaining unpaid) and shall pay to the Agent the administrative fee referred to in Section 9.06(c). Upon such sale, the Purchasing Bank or Banks shall assume the Commitment of the Selling Bank, and the Selling Bank shall be released from its obligations hereunder to a corresponding extent, and, such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an Assignee hereunder and shall have all the rights and obligations of a Bank with a Commitment equal to its ratable share of the Commitment of the Selling Bank. Upon the consummation of any sale pursuant to this Section 8.06, the Selling Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, each Purchasing Bank receives a new Note. In the event such Selling Bank is a Non-Consenting Bank, each Purchasing Bank shall consent, at the time of such assignment, to each matter in respect of which such Selling Bank was a Non-Consenting Bank. Upon the prepayment of all amounts owing to any Selling Bank and the termination of such Selling Bank's Commitments, if any, such Selling Bank shall no longer constitute a "Bank" for purposes hereof; provided, any rights of such Selling Bank to indemnification hereunder shall survive as to such Selling Bank. If the Selling Bank is also an LC Issuing Bank, its obligation to issue, amend, renew or extend Letters of Credit shall terminate concurrently with such sale and its status as an LC Issuing Bank (but not its right to indemnification hereunder) shall terminate when the LC Liabilities relating to all Letters of Credit issued by it have been reduced to zero or have been fully cash collateralized or supported by other letters of credit, in each case, in a manner satisfactory to the LC Issuing Bank.

                                  ARTICLE

                                MISCELLANEOUS

     Section . Notices.

     Any notice, request, demand, direction or other communication (for purposes of this Section 9.01 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 9.01) in accordance with this Section 9.01. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 3 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 9.01. Any Notice shall be effective:


          (a)  In the case of hand-delivery, when delivered;

          (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

          (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

          (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

          (e)  In   the   case  of  electronic  transmission,  when  actually
received;

          (f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 9.01; and

          (g) If given by any other means (including by overnight courier), when actually received.

Any Bank giving a Notice to the Borrower or a Subsidiary shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of its receipts of such Notices.

     Section . No Waivers.

     No failure or delay by any Credit Party in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section . Expenses; Indemnification.

     () The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent and its affiliates, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default thereunder or any event or condition reasonably alleged by any Credit Party to be a possible Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent, its affiliates and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     () The Borrower agrees, in addition to but not in duplication of any other indemnity otherwise provided herein, to indemnify each Credit Party and its affiliates and the respective directors, officers, agents and employees thereof (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened and relating to or arising out of the Financing Documents or any actual or proposed use of proceeds of Loans or the Letters of Credit hereunder (all of the foregoing in subsection (a) above and this subsection (b), collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined in a final order by a court of competent jurisdiction.

     Section . Set-Off; Sharing of Set-offs.

     Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive (a) payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank or (b) payment of a proportion of its participation in the LC Liabilities or Swingline Loans which is greater that the proportion received by any other Bank in respect of its participation in the LC Liabilities or Swingline Loans, as the case may be, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans, the LC Liabilities and the Swingline Loans, as the case may be, held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata and all such payments with respect to participations in the LC Liabilities and the Swingline Loans shall be shared pro rata by the Banks participating therein; provided that nothing in this Section shall impair the right of any Credit Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans and the LC Liabilities. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or the LC Liabilities, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section . Amendments and Waivers.

     Any provision of this Agreement, the Notes or the Subsidiary Guaranty Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, (i) if the rights or duties of the Agent, the Swingline Bank or any LC Issuing Bank are affected thereby, by the Agent, the Swingline Bank or such LC Issuing Bank, as the case may be or (ii) in the case of the Subsidiary Guaranty Agreement, each Subsidiary Guarantor); provided that no such amendment or waiver shall, unless signed by all the Banks directly and adversely affected thereby, (a) increase the Commitment of any Bank over the amount then in effect (it being understood and agreed that a waiver of any Default shall not constitute an increase in any Commitment of any Bank), (b) reduce the principal of, or rate of interest on, any Loan or any Reimbursement Obligation, or of any fees hereunder (other than as a result of waiving the applicability of any post-Default increase in interest rates or fees) (provided that amendments to the definitions of Consolidated Debt and Consolidated EBITDA shall only require the consent of Required Banks),
(c) postpone the date fixed for any payment of principal of or interest on any Loan, any Reimbursement Obligation or any fees hereunder or for any termination of any Commitment, (d) amend this Section or modify the definition of Required Banks, (e) change the percentage of the Commitments, the Outstanding Committed Exposures, the LC Liabilities or of the aggregate unpaid principal amount of the Loans, in each case, which shall be required for the Banks or any of them to take any action under this Section or any other provision of the Financing Documents, (f) change the manner of application of any payments made under this Agreement or the Notes or (g) amend, modify or waive any provision of Sections 2.06, 2.11, 9.03, 9.04 or
9.12. Notwithstanding anything to contrary contained herein, Revolving Loan Modification Offers and Permitted Amendments shall be permitted in accordance with this paragraph, regardless of the preceding provisions of this Section
9.05.   Borrower  may  make  one  or  more  offers  (each, a "Revolving  Loan
Modification  Offer")  to  all  the  Banks  to  make  one or  more  Permitted
Amendments (as defined below). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Banks that accept the applicable Revolving Loan Modification Offer (such Banks, the "Accepting Banks") and, in the case of any Accepting Bank, only with respect to such Bank's Loans and Commitments as to which such Bank's acceptance has been made. The Borrower and each Accepting Bank shall execute and deliver to the Agent a loan modification agreement (a "Loan Modification Agreement") and such other documentation as the Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Agent shall promptly notify each Bank as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Banks (including any amendments necessary to treat the Loans and Commitments of the Accepting Banks as Loans and/or Commitments, it being understood that all borrowings and repayments will be made pro rata between all Loans (provided that to the extent any Permitted Amendment extends the final maturity of the Commitments of the Accepting Banks, the Outstanding Committed Exposure and related obligations may be repaid on the Termination Date on a non-ratable basis with the Commitments and outstanding Committed Exposure of the Accepting Banks). "Permitted Amendments" shall be (i) an extension of the final maturity date of the applicable Loans and/or Commitments of the Accepting Banks, (ii) an extension of the scheduled maturity of the applicable Loans and Commitments of the Accepting Banks,
(iii) a change in rate of interest (including a change to the Base Rate Margin, Euro-Dollar Margin and any provision establishing a minimum rate), premium, LC Fees or other amount with respect to the applicable Loans and/or Commitments of the Accepting Banks and/or a change in the fees to the Accepting Banks, (iv) a change in the permitted maturity date of Letters of Credit or the obligation to provide cash collateral for Letters of Credit which expire beyond the Termination Date, so long as participations in such Letters of Credit by non-Accepting Banks will terminate no later than the Termination Date or the LC Liabilities in respect thereof which non-Accepting Banks have participations in will be cash collateralized on the Termination Date and (v) any other amendment to a Loan Document that is made to give effect to any of the foregoing amendments described in the preceding clauses
(i) to (iii) provided, that no Loan Modification Agreement or Permitted Amendment under this Section 9.05 shall (x) provide for any additional or more restrictive covenants for the benefit of the Accepting Banks unless such additional provisions are for the benefit of all of the Banks under this Agreement, including the non-Accepting Banks; provided, that additional or more restrictive covenants may be added for the benefit of the Accepting Banks for the periods after the Termination Date or (y) provide for guaranties or any collateral for the benefit of the Accepting Banks that are not identical to or pari passu to the guaranties or collateral provided for the benefit of the non-Accepting Banks.

     Section . Successors and Assigns.

     () The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the Notes, if any, without the prior written consent of all Banks.

     () Any Bank may at any time, grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Outstanding Committed Exposure. In the event of any such grant by a Bank of a participating interest to a Participant, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the other Credit Parties shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (a), (b) or (c) of Section 9.05 or the immediately succeeding sentence without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement and subject to subsection (e) of this
     Section 9.06, be entitled to the benefits of Article 8 with respect to its participating interest to the same extent as if it were a Bank hereunder (and subject to the obligations imposed on Banks thereunder), provided that such Participant and its respective participation are recorded in the Register in accordance with Section 9.06(f) as if such Participant were a Bank.

     () Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or, subject to the next sentence, a proportionate part of all, of its rights and obligations under this Agreement and the Notes, if any, held by such Bank and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit B hereto (an "Assignment and Assumption Agreement") executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent (which shall not be unreasonably withheld or delayed and such consent to be deemed given if not objected to within five
(5) Business Days of request therefor) of the Borrower, each LC Issuing Bank, the Swingline Bank and the Agent; provided that (i) if an Assignee is another Bank, an affiliate of a Bank, or an Approved Fund, the consent of the Borrower, each LC Issuing Bank, the Swingline Bank and the Agent shall not be required unless all or any portion of such transferor Bank's Commitment, participation in any Letter of Credit or obligation to participate in any Swingline Loan is being assigned and (ii) if an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required. No assignment of only a proportionate part of the rights and obligations of a Bank under this Agreement and the Notes, if any, held by such Bank may be made unless each of (A) the part assigned (i.e., the "Assigned Amount" set forth in the related Assignment and Assumption Agreement) and (B) the part retained by the transferor Bank and any of its affiliates equals $5,000,000.00 or any larger integral multiple of $1,000,000.00. Upon (1) execution and delivery to the Agent of an Assignment and Assumption Agreement, (2) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (3) receipt by the Agent of an administrative fee in the amount of $3,500 from such transferor Bank or such Assignee for processing such assignment (if such Assignee is not another Bank, an affiliate of a Bank or an Approved Fund), such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States Federal income taxes in accordance with Section 8.04.

     ()   Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     () No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or
Section 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, Section
8.03 or Section 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     () The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its office in Pittsburgh, Pennsylvania a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans and LC Liabilities owing to, each Banks pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Agent, at any reasonable time and from time to time upon reasonable prior notice.

     () Notwithstanding anything to the contrary contained herein, if at any time PNC assigns all of its Commitment and Loans pursuant to subsection
(c) above and resigns as Agent pursuant to Section  7.10,  PNC may, upon five
(5) Business Days' notice to the Borrower, resign as Swingline Bank. In the event of any such resignation as Swingline Bank, the Borrower shall be entitled to appoint from among the Banks a successor Bank (with the consent of such Bank) as Swingline Bank hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of PNC as Swingline Bank. If PNC resigns as Swingline Bank, it shall retain all the rights of the Swingline Bank provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Banks to make Base Rate Loans or fund participations in outstanding Swingline Loans pursuant to Section 2.04(f).

     Section . Collateral.

     Each Credit Party represents to each other Credit Party that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section . Governing Law; Submission to Jurisdiction.

     This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to the Financing Documents or the transactions contemplated thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section . Counterparts; Integration.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section . Waiver of Jury Trial.

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     Section . Confidentiality.

     Each Credit Party agrees to keep confidential this Agreement and any proprietary or financial information obtained by such Credit Party based on a review of the books and records of the Borrower or any Subsidiary pursuant to
Section 5.06 and any other information to the extent such information has been stated by the Borrower to be confidential; provided that nothing herein shall prevent any Credit Party from disclosing this Agreement or such information (a) to any other Credit Party in connection with the transactions contemplated by the Financing Documents, (b) to the officers, directors, employees, agents, attorneys and accountants of such party and its affiliates who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section, (c) upon the order of any court or administrative agency, (d) upon the requests or demand of any regulatory agency or authority having jurisdiction over such party or its affiliates,
(e) which has been publicly disclosed, (f) which has been obtained from any Person other than the Borrower and its Subsidiaries, provided that such Person is not known to it to be bound by a confidentiality agreement with the Borrower or its Subsidiaries or known to it to be otherwise prohibited from transmitting the information to it by a contractual, legal or fiduciary obligation, (g) in connection with the exercise of any remedy under the Financing Documents or (h) to any actual or proposed participant, assignee or swap counterparty of all or any of its rights under the Financing Documents, provided that such proposed participant or assignee shall have agreed in writing, for the benefit of the Borrower as a third-party beneficiary, to be bound by the provisions of this Section.

     Section . Survival.

     All  indemnities  set forth herein, including,  without  limitation,  in
Section 2.14, Section 2.16,  Section  7.08,  Section  8.03,  Section 8.04 and
Section 9.03, shall survive the execution and delivery of this Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LC Liabilities and other obligations under the Financing Documents and the expiration or other termination of the Commitments hereunder.

     Section . Patriot Act Notice.

     Each Bank and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.



                                      1
PRN 559499





     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written

                               CON-WAY INC.


                               By:  /s/ Stephen L. Bruffett
                               Name:   Stephen L. Bruffett
                               Title:     Chief Financial Officer and
                                             Executive Vice President

                               2855 Campus Drive
                               Suite 300
                               San Mateo, CA 94403
                               Facsimile number: 650-378-5203
                               Telephone number: 650-378-5200




PRN 559499
                    [SIGNATURE PAGE TO CREDIT AGREEMENT]







                               PNC BANK, NATIONAL ASSOCIATION
                               in its capacity as a Bank, as an LC Issuing
                               Bank, as the Swingline Bank and as the Agent



                               By:  /s/ Philip K. Liebscher
                               Name:  Philip K. Liebscher
                               Title:    Senior Vice President

                               PNC Firstside Center
                               PNC Agency Services
                               500 First Avenue
                               Pittsburgh, PA 15219
                               Telephone:  412-768-0423
                               Facsimile:  412-705-2006




PRN 559499
                    [SIGNATURE PAGE TO CREDIT AGREEMENT]








                               BANKS:

                               U.S. BANK NATIONAL ASSOCIATION


                               By:  /s/ Edward B. Hanson
                               Name:  Edward B. Hanson
                               Title:    Vice President

                               BANK OF AMERICA, N.A.


                               By:  /s/ Daniel R. Petrick
                               Name:  Daniel R. Petrick
                               Title:    Senior Vice President

                               ROYAL BANK OF CANADA


                               By:  /s/ James F. Disher
                               Name:  James F. Disher
                               Title:    Authorized Signatory

                               RBC BANK USA


                               By:  /s/ Richard Marshall
                               Name:  Richard Marshall
                               Title:    Market Executive - National Division

                               MORGAN STANLEY BANK, N.A.


                               By:  /s/ Ryan Vetsch
                               Name:  Ryan Vetsch
                               Title:    Authorized Signatory

                               GOLDMAN SACHS BANK USA


                               By:  /s/ Mark Walton
                               Name:  Mark Walton
                               Title:    Authorized Signatory

                               THE BANK OF NEW YORK MELLON


                               By:  /s/ Robert Besser
                               Name:  Robert Besser
                               Title:    Vice President

                               THE BANK OF NOVA SCOTIA


                               By:  /s/ Annabella Guo
                               Name:  Annabella Guo
                               Title:    Director

                               KEYBANK NATIONAL ASSOCIATION


                               By:  /s/ Frank J. Jancar
                               Name:  Frank J. Jancar
                               Title:    Vice President

                               HSBC BANK USA, N.A.


                               By:  /s/ Katherine M. Wolfe
                               Name:  Katherine M. Wolfe
                               Title:    Vice President







PRN 559499
                    [SIGNATURE PAGE TO CREDIT AGREEMENT]